                                                                  Exhibit 4.2



                     FORM OF POOLING AND SERVICING AGREEMENT

                                   RELATING TO

                     TRIAD AUTO RECEIVABLES TRUST 199[ ]-[ ]


                                      among


                  TRIAD FINANCIAL SPECIAL PURPOSE CORPORATION,

                                    as Seller

                                       and

                          TRIAD FINANCIAL CORPORATION,

                                   as Servicer

                                       and

                                      [ ],

                as Trustee, Backup Servicer and Collateral Agent



                        --------------------------------

                                 Dated as of [ ]

                        --------------------------------

     THIS POOLING AND SERVICING AGREEMENT (this "AGREEMENT") dated as of [ ] is made with respect to the formation of the Triad Auto Receivables Trust 199[ ]- [ ], among (1) Triad Financial Special Purpose Corporation, a Delaware corporation, as seller (the "SELLER"), (2) Triad Financial Corporation, a California corporation ("TRIAD"), as servicer (the "SERVICER") and (3) [ ], a
[ ] banking corporation, as trustee (the "TRUSTEE"), backup servicer (the "BACKUP SERVICER") and collateral agent (the "COLLATERAL AGENT").

     In consideration of the premises and of the mutual agreements herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. DEFINITIONS. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "ACCOUNTANT'S REPORT" shall have the meaning set forth in SECTION 3.11.

     "ACCREDITED INVESTOR" means an entity meeting the requirements of an institutional "accredited investor" under Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act.

     "ACT" means the Securities Act of 1933, as it may be amended from time to time.

     "ACTUARIAL METHOD" means the method of allocating a fixed level payment between principal and interest, pursuant to which each scheduled monthly payment is deemed to consist of an amount of interest equal to 1/12 of the stated APR of the Receivable multiplied by the outstanding Principal Balance of the Receivable and an amount of principal equal to the remainder of such scheduled monthly payment.

     "ACTUARIAL RECEIVABLE" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Actuarial Method.

     "ADDITIONAL SERVICING FEE" means the additional compensation payable to the Servicer for services rendered during the respective Collection Period, which shall be equal to all late payment penalties, prepayment penalties, extension and administration fees payable by the Obligors in connection with modifications, extensions and prepayments; PROVIDED, HOWEVER, that amounts paid in connection with the prepayment in full of a Precomputed Receivable shall not be considered part of the Additional Servicing Fee in accordance with Section 4.3(a) hereof.

     "AFFILIATE" of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition of "Affiliate", the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause a direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" shall have the meaning set forth in the first paragraph of this Agreement.

     "AMOUNT FINANCED" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

     "ANNUAL PERCENTAGE RATE" or "APR" of a Receivable means the annual rate of finance charges stated in the Receivable.

     "BACKUP SERVICING FEE" means the fee payable to the Backup Servicer on each Distribution Date for services rendered during the respective Collection Period, which shall be equal to the product of one-twelfth and $[ ].

     "BACKUP SERVICER" shall have the meaning set forth in the first paragraph of this Agreement.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions or trust companies in the City of New York, the state in which the Corporate Trust Office is located or the state in which the executive offices of the Servicer are located shall be authorized or obligated by law, executive order or governmental decree to be closed.

     "CASUALTY" means, with respect to a Financed Vehicle, the total loss or destruction of such Financed Vehicle.

     "CERTIFICATE" or "CERTIFICATES" means anyone of the Class A Certificates, Class B Certificates or Class C Certificates executed by the Trustee on behalf of the Trust and authenticated by the Trustee in substantially the form set forth in EXHIBIT A, EXHIBIT B, or EXHIBIT C hereto, respectively.

     "CERTIFICATE BALANCE" as of any day, means the sum of the Class A Certificate Balance, the Class B Certificate Balance and the Class C Certificate Balance.

     "CERTIFICATE CUSTODIAN" means initially, the Trustee; thereafter, any other certificate custodian acceptable to the Trustee.

     "CERTIFICATE MAJORITY" means the Holders of Class A Certificates and the Class B Certificates representing a majority of the sum of the Class A Certificate Balance and the Class B Certificate Balance; PROVIDED, HOWEVER, if there are no Class A Certificates outstanding, Certificateholders representing a majority of the Class B Certificate Balance shall constitute a Certificate Majority; and, PROVIDED, FURTHER, if there are no Class A Certificates outstanding and no Class B Certificates outstanding, Certificateholders representing a majority of the Class C Certificate Balance shall constitute a Certificate Majority.

     "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR" mean, respectively, the register maintained and the Certificate Registrar appointed pursuant to SECTION 5.3.

     "CERTIFICATEHOLDER" or "HOLDER" means the Person in whose name a Certificate shall be registered in the Certificate Register, except that so long as any Certificates are outstanding, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, the interest evidenced by any Certificate registered in the name of the Seller or the Servicer, or any Affiliate of either of them, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained.

     "CLASS" means a class of Certificates.

     "CLASS A CERTIFICATE" means any one of the Class A Certificates, executed by the Trustee on behalf of the Trust and authenticated by the Trustee in substantially the form set forth in EXHIBIT A hereto.

     "CLASS A CERTIFICATEHOLDER" means the Person in whose name a Class A Certificate shall be registered in the Certificate Register.

     "CLASS A CERTIFICATE BALANCE" means initially, the Class A Percentage of the Cutoff Date Pool Balance, and thereafter shall equal the initial Class A Certificate Balance reduced by all amounts previously distributed to the Class A Certificateholders and allocable to principal. If the date of determination is a Distribution Date, then such Class A Certificate Balance shall be reduced by all such amounts distributed on such date.

     "CLASS A INTEREST CARRYOVER SHORTFALL" means, as of the close of business on any Distribution Date, the excess of (a) the Class A Interest Distributable Amount for such Distribution Date and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass-Through Rate from such preceding Distribution Date through the current Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months), over (b) the amount of interest that the Holders of the Class A Certificates actually received on such current Distribution Date.

     "CLASS A INTEREST DISTRIBUTABLE AMOUNT" means, for any Distribution Date, an amount equal to thirty (30) days of interest at the Class A Pass-Through Rate on the Class A Certificate Balance as of the close of business on the last day of the related Collection Period (calculated on the basis of a 360-day year consisting of twelve 30-day months).

     "CLASS A PASS-THROUGH RATE" means [ ]% per annum.

     "CLASS A PERCENTAGE" shall be [ ] percent ([ ]%).

     "CLASS A POOL FACTOR" means, as of a Distribution Date, a seven-digit decimal figure equal to the Class A Certificate Balance as of the close of business on such Distribution Date divided by the initial Class A Certificate Balance. The Class A Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A Pool Factor will decline to reflect reductions in the Class A Certificate Balance.

     "CLASS A PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of business on any Distribution Date, the excess of (a) the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date, over (b) the amount of principal that the Holders of the Class A Certificates actually received on such current Distribution Date.

     "CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date other than the Final Scheduled Distribution Date, the product of the Class A Percentage and the Principal Distributable Amount. On and after the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will equal the remaining Class A Certificate Balance.

     "CLASS B CERTIFICATE" means any one of the Class B Certificates, executed by the Trustee on behalf of the Trust and authenticated by the Trustee in substantially the form set forth in EXHIBIT B hereto.

     "CLASS B CERTIFICATE BALANCE" means, initially, the Class B Percentage of the Cutoff Date Pool Balance, and thereafter shall equal the initial Class B Certificate Balance reduced by all amounts previously distributed to the Class B Certificateholders and allocable to principal. If the date of determination is a Distribution Date, then such Class B Certificate Balance shall be reduced by all such amounts distributed on such date.

     "CLASS B CERTIFICATEHOLDER" means the Person in whose name a Class B Certificate shall be registered in the Certificate Register.

     "CLASS B INTEREST CARRYOVER SHORTFALL" means, as of the close of business on any Distribution Date, the excess of (a) the Class B Interest Distributable Amount for such Distribution Date and any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass-Through Rate from such preceding Distribution Date through the current Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months), over (b) the amount of interest that the Holders of the Class B Certificates actually received on such current Distribution Date.

     "CLASS B INTEREST DISTRIBUTABLE AMOUNT" means, for any Distribution Date, an amount equal to thirty (30) days of interest at the Class B Pass-Through Rate on the Class B Certificate Balance as of the close of business on the last day of the related Collection Period (calculated on the basis of a 360-day year consisting of twelve 30-day months).

     "CLASS B PASS-THROUGH RATE" means [ ]% per annum.

     "CLASS B PERCENTAGE" shall be [ ] percent ([ ]%).

     "CLASS B POOL FACTOR" means, as of a Distribution Date, a seven-digit decimal figure equal to the Class B Certificate Balance as of the close of business on such Distribution Date divided by the initial Class B Certificate Balance. The Class B Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class B Pool Factor will decline to reflect reductions in the Class B Certificate Balance.

     "CLASS B PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of (a) the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date, over (b) the amount of principal that the Holders of the Class B Certificates actually received on such current Distribution Date.

     "CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date other than the Final Scheduled Distribution Date, the product of the Class B Percentage and the Principal Distributable Amount. On and after the Final Scheduled Distribution Date, the Class B Principal Distributable Amount will equal the remaining Class B Certificate Balance.

     "CLASS C CERTIFICATE" means any one of the Class C Certificates, executed by the Trustee on behalf of the Trust and authenticated by the Trustee in substantially the form set forth in Exhibit C hereto.

     "CLASS C CERTIFICATE BALANCE" means, initially, the Class C Percentage of the Cutoff Date Pool Balance, and thereafter shall equal the initial Class C Certificate Balance reduced by all amounts previously distributed to the Class C Certificateholder and allocable to principal. If the date of determination is a Distribution Date, then such Class C Certificate Balance shall be reduced by all such amounts distributed on such date.

     "CLASS C CERTIFICATEHOLDER" means the Person in whose name a Class C Certificate shall be registered in the Certificate Register.

     "CLASS C INTEREST CARRYOVER SHORTFALL" means, as of the close of business on any Distribution Date, the excess of (a) the Class C Interest Distributable Amount for such Distribution Date and any outstanding Class C Interest Carryover Shortfall from the immediately preceding Distribution Date, plus interest on such outstanding Class C Interest Carryover Shortfall, to the extent permitted by law, at the Class C Pass-Through Rate from such preceding Distribution Date through the current Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months), over (b) the amount of interest that the Holders of the Class C Certificates actually received on such current Distribution Date.

     "CLASS C INTEREST DISTRIBUTABLE AMOUNT" means, for any Distribution Date, an amount equal to thirty (30) days of interest at the Class C Pass-Through Rate on the Class C Certificate Balance as of the close of business on the last day of the related Collection Period (calculated on the basis of a 360-day year consisting of twelve 30-day months).

     "CLASS C PASS-THROUGH RATE" means [ ]% per annum.

     "CLASS C PERCENTAGE" shall be [ ] percent ([ ]%).

     "CLASS C POOL FACTOR" means, as of a Distribution Date, a seven-digit decimal figure equal to the Class C Certificate Balance as of the close of business on such Distribution Date divided by the initial Class C Certificate Balance. The Class C Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class C Pool Factor will decline to reflect reductions in the Class C Certificate Balance.

     "CLASS C PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of (a) the Class C Principal Distributable Amount and any outstanding Class C Principal Carryover Shortfall from the preceding Distribution Date, over (b) the amount of principal that the Holders of the Class C Certificates actually received on such current Distribution Date.

     "CLASS C PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date other than the Final Scheduled Distribution Date, the product of the Class C Percentage and the Principal Distributable Amount. On and after the Final Scheduled Distribution Date, the Class C Principal Distributable Amount will equal the remaining Class C Certificate Balance.

     "CLOSING DATE" means [ ].

     "CLOSING DATE CERTIFICATE BALANCE" means $[ ].

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL AGENT" means [ ], acting as the Collateral Agent pursuant to the Reserve Account Agreement, and any successor thereto pursuant to the terms of the Reserve Account Agreement.

     "COLLATERAL INSURANCE" shall have the meaning specified in SECTION 3.4(a).

     "COLLECTION ACCOUNT" means the account designated in, and which is established and maintained pursuant to, SECTION 4.1.

     "COLLECTION GUIDELINES AND PROCEDURES" means the guidelines and procedures of the Servicer with respect to servicing contracts attached to the Purchase Agreement as EXHIBIT C.

     "COLLECTION PERIOD" means, with respect to a Determination Date or a Distribution Date, the calendar month immediately preceding the month in which such Determination Date or Distribution Date occurs, or, in the case of the initial Determination Date or Distribution Date, the period from and excluding the Cutoff Date to and including the last day of the month following the month in which the Cutoff Date occurred.

     "COLLECTOR TO CURRENT RECEIVABLE RATIO" means the ratio of collectors employed by the Servicer to the aggregate number of Managed Receivables with respect to which less than $40 of Scheduled Payments is 31 or more days past due.

     "COLLECTOR TO DELINQUENT RECEIVABLE RATIO" means the ratio of collectors employed by the Servicer to the aggregate number of Managed Receivables with respect to which $40 or more of all Scheduled Payments is 31 or more days past due.

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which its corporate trust business shall be principally administered, which office as of the date hereof is located at [ ].

     "CRAM DOWN LOSS" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the scheduled payments to be made on a Receivable, an amount equal to such reduction in Principal Balance of such Receivable or the reduction in the net present value (using as the discount rate the lower of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the Scheduled Payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

     "CUMULATIVE DEFAULT RATIO" means, with respect to any Record Date, a fraction, (a) the numerator of which is equal to the sum of (i) the aggregate of the Principal Balances as of the related Record Date of all Receivables which have become Defaulted Receivables, and (ii) the aggregate amount of any Cram Down Losses, and (b) the denominator of which is equal to the Cutoff Date Pool Balance.

     "CUSTODIAN AGREEMENT" means that certain Custodian Agreement, dated as of [ ], among ContiTrade Services L.L.C., as lender, the Servicer, as Borrower, and the Trustee, as custodian.

     "CUTOFF DATE" means the close of business on [ ].

     "CUTOFF DATE POOL BALANCE" means $[ ] as set forth in SCHEDULE A.

     "DEALER" means, with respect to a Receivable, the seller of the related Financed Vehicle, who originated and assigned such Receivable to Triad.

     "DEALER AGREEMENT" means an agreement between Triad and a Dealer relating to the sale of retail installment sale contracts to Triad and all documents and instruments relating thereto.

     "DEALER ASSIGNMENT" means, with respect to a Receivable, the assignment executed by a Dealer conveying such Receivable to Triad.

     "DEEMED CURED" means, as of a Record Date, (a) with respect to a Servicer Termination Trigger Event that has occurred, that no Servicer Termination Trigger Event shall have occurred as of such Record Date or as of either of the two immediately preceding Record Dates, and (b) with respect to a Reserve Account Trigger Event that has occurred, that no Reserve Account Trigger Event shall have occurred as of such Record Date or as of either of the two immediately preceding Record Dates; PROVIDED, HOWEVER, that a Reserve Account Trigger Event resulting from a Cumulative Default Ratio exceeding [ ]% shall never be Deemed Cured until both the Class A Certificate Balance and the Class B Certificate Balance have been reduced to zero.

     "DEFAULTED RECEIVABLE" means any Receivable (a) for which the related Financed Vehicle has been repossessed by the Servicer or (b) for which the Obligor is more than 120 days past due or (c) with respect to which the Servicer has determined in good faith that no further proceeds are expected to be received in respect of such Receivable.

     "DEFICIENCY CLAIM AMOUNT" shall have the meaning specified in SECTION 4.7.

     "DEFICIENCY CLAIM DATE" means, with respect to any Distribution Date, the second Business Day preceding such Distribution Date.

     "DEFICIENCY NOTICE" shall have the meaning specified in SECTION 4.7.

     "DELINQUENCY RATIO" means, with respect to any Record Date, a fraction,
(a) the numerator of which is equal to the aggregate Principal Balances of all Receivables which are not Defaulted Receivables and with respect to which $40 or more of all Scheduled Payments is 61 or more days past due as of such Record Date, and (b) the denominator of which is equal to the aggregate Principal Balances of the Receivables as of such Record Date.

     "DETERMINATION DATE" means, with respect to any Collection Period, the [ ]th day of the following month, or if such day is not a Business Day, the next Business Day.

     "DISTRIBUTION DATE" means, for each Collection Period, the [ ]th day of the following month, or if the [ ]th day is not a Business Day, the next succeeding Business Day, commencing [ ].

     "ELIGIBLE ACCOUNT" means a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "D-1" by the Rating Agency, or if not rated by the Rating Agency, then at least "A-1" by Standard & Poor's and "P-1" by Moody's.

     "ELIGIBLE INVESTMENTS" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

     (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment of principal and interest by, the United States of America;

     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated "D-1" by the Rating Agency, or if not rated by the Rating Agency, then at least "A-1+" by Standard & Poor's and "P-1" by Moody's;

     (c) commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated "D-1" by the Rating Agency, or if not rated by the Rating Agency, then at least "A-1+" by Standard & Poor's and "P-1" by Moody's;

     (d) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

     (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to the full and timely payment of principal and interest by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company whose commercial paper or other short term unsecured debt obligations are rated "A-1+" by Standard & Poor's and "P-1" by Moody's and if rated by the Rating Agency, "D-1", and whose long term unsecured debt obligations are rated "AAA" by Standard & Poor's and "Aaa" by Moody's and if rated by the Rating Agency, "AAA";

     (f) money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, in the highest investment category of Standard & Poor's and Moody's; and

     (g) any other investment as may be acceptable to the Certificate Majority and the Rating Agency, as may from time to time be confirmed in writing to the Trustee by the Certificate Majority and the Rating Agency;

PROVIDED, HOWEVER, that no such instrument shall be an Eligible Investment if
(w) such instrument evidences a right to receive either (A) only interest payments with respect to the obligations underlying such instrument or (B) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations; (x) its terms do not have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; (y) to the extent rated, an "r" highlighter is affixed to its rating; or (z) to the extent the related interest rate is variable, interest thereon is not tied to a single interest rate index plus a single fixed spread (if any), or does not move proportionately with that index.

     Any Eligible Investments may be purchased by or through the Trustee or any of its Affiliates.

     "ELIGIBLE SERVICER" means Triad, the Backup Servicer (so long as the Backup Servicer is not in default of any of its obligations under this Agreement or any other agreement relating hereto) or another Person which at the time of its appointment as the successor Servicer, (a) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans of not less than $100 million, (b) is legally qualified and has the capacity and all necessary licenses, permits and approvals to service the Receivables, (c) has demonstrated the ability to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, (d) is approved by the Rating Agency, (e) is approved by a Certificate Majority, (f) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement and (g) has a tangible net worth as determined in accordance with generally accepted accounting principles consistently applied of at least $15 million.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as it may be amended from time to time.

     "FINAL SCHEDULED DISTRIBUTION DATE" shall be the Distribution Date occurring in [ ].

     "FINANCED VEHICLE" means a new or used automobile or light duty truck, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

     "INDEPENDENT ACCOUNTANTS" shall have the meaning specified in SECTION 3.11.

     "INFORMATION REQUEST" means a request for information delivered pursuant to
SECTION 3.11(d) or 4.8(a), substantially in the form of SCHEDULE 4.8 hereto.

     "INSURANCE POLICY" means any insurance policy (a) covering physical damage, theft, mechanical breakdown or similar event with respect to a Financed Vehicle or loss of such Financed Vehicle or (b) such as credit life or credit disability insurance with respect to payments due on a Receivable or (c) otherwise benefiting the holder of the Receivable.

     "LIEN" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, including tax liens, mechanics' liens, and any liens that may attach by operation of law.

     "LIEN CERTIFICATE" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the registrar of titles or comparable official or agency of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "LIEN CERTIFICATE" shall mean only a certificate or notification issued to a secured party.

     "LIQUIDATED RECEIVABLE" means any Receivable (a) which has been liquidated by the Servicer through the sale of the Financed Vehicle or (b) for which the Obligor is more than 120 days past due or (c) with respect to which the Servicer has determined in good faith that no further proceeds are expected to be received in respect of such Receivable.

     "LOCKBOX ACCOUNT" means an account maintained with a Lockbox Bank, into which payments from Obligors under Triad's portfolio of serviced contracts are deposited.

     "LOCKBOX AGREEMENT" means an agreement with a Lockbox Bank between the Servicer and such Lockbox Bank pursuant to which a Lockbox Account is maintained.

     "LOCKBOX BANK" means, as of any date, a depository institution which provides a Lockbox as part of its normal and customary services named by the Servicer at which the Lockbox Account is established and maintained as of such date.

     "MANAGED RECEIVABLE" means any retail installment sale contract (including any related promissory note) for a financed vehicle, and all rights and obligations thereunder, originated by and currently serviced by Triad for non-prime Obligors.

     ["MOODY'S" means Moody's Investors Service, Inc., and any successors thereof.]

     "OBLIGOR" on a Receivable means the purchaser or co-purchasers of the related Financed Vehicle or any other Person who owes or may be liable for payments under such Receivable.

     "OFFICER'S CERTIFICATE" means a certificate signed by the chairman of the board, the president, any vice chairman of the board, any vice president or the treasurer of Triad, the Seller, or the Servicer, as appropriate.

     "OPINION OF COUNSEL" means a written opinion of counsel, which counsel shall be acceptable to the Trustee and a Certificate Majority, which opinion shall be in form and substance acceptable to the Trustee and a Certificate Majority and which opinion shall not, except for the Opinion of Counsel referred to in SECTION 9.3 hereof, be the expense of the Trustee.

     "PERSON" means, any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity.

     "PLAN" means an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Code Section 4975, or a governmental plan as defined in Section 3(32) of ERISA, or subject to any federal, state or local law which is to a material extent similar to the foregoing provisions of ERISA or the Code.

     "POOL BALANCE" means the aggregate Principal Balance of the Receivables (excluding Liquidated and Purchased Receivables) as of the close of business on the last day of the immediately preceding Collection Period.

     "PRECOMPUTED RECEIVABLE" means an Actuarial Receivable or a Rule of 78's Receivable.

     "PRINCIPAL BALANCE" of a Receivable (a) as of the Cutoff Date, means the Amount Financed minus (i) in the case of a Precomputed Receivable, that portion of all payments (including all Scheduled Payments and any prepayments in full or partial prepayments) actually received on or prior to such date and allocable to principal in accordance with the Actuarial Method and (ii) in the case of a Simple Interest Receivable, that portion of all payments (including all Scheduled Payments and any prepayments in full or partial prepayments) actually received on or prior to such date and allocable to principal in accordance with the Simple Interest Method, and (b) as of any date after the Cutoff Date, means the Principal Balance as of the Cutoff Date minus (1) in the case of a Precomputed Receivable, that portion of all payments (including all Scheduled Payments and any prepayments in full or partial prepayments) actually received on or prior to such date (but after the Cutoff Date) and allocable to principal in accordance with the Actuarial Method, (2) in the case of a Simple Interest Receivable, that portion of all payments (including all Scheduled Payments and any prepayments in full or partial prepayments) actually received on or prior to such date (but after the Cutoff Date) and allocable to principal in accordance with the Simple Interest Method, and (3) any Cram Down Loss in respect of such Receivable. The Principal Balance of a Liquidated Receivable for purposes other than the definition of Principal Distributable Amount shall be equal to $0.

     "PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date other than the Final Scheduled Distribution Date, the sum of the following amounts, without duplication: (a) the principal portion of all Scheduled Payments received during the preceding Collection Period on Precomputed Receivables (calculated in accordance with the Actuarial Method) and all payments of principal received on Simple Interest Receivables (calculated in accordance with the Simple Interest Method) during such Collection Period; (b) the principal portion of all prepayments received during the preceding Collection Period; (c) the portion of the Purchase Amount allocable to principal of each Receivable that became a Purchased Receivable as of the last day of the preceding Collection Period and the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased; (d) the Principal Balance of each Receivable that first became a Liquidated Receivable during the preceding Collection Period; and (e) the aggregate amount of Cram Down Losses with respect to the Receivables that have occurred during the preceding Collection Period.

     "PURCHASE AGREEMENT" means, the Purchase Agreement, dated as of [ ], by and between Triad and the Seller, as amended, modified or supplemented from time to time, relating to the purchase of Receivables from time to time by the Seller from Triad.

     "PURCHASE AMOUNT" means, with respect to a Purchased Receivable, the Principal Balance plus interest thereon at the respective APR from the last date through which interest has been paid to the last day of the immediately preceding Collection Period if purchased prior to the Determination Date immediately following the end of such Collection Period, and otherwise through the last day of the month of repurchase.

     "PURCHASED RECEIVABLE" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
SECTION 3.7 or by the Seller pursuant to SECTION 2.6 or SECTION 2.9.

     "RATING AGENCY" means [ ] and any successors thereof. If such organization or successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Trustee and the Servicer.

     "RECEIVABLE" means each retail installment sale contract (including any related promissory note) for a Financed Vehicle which is listed on the Schedule of Receivables and all rights and obligations thereunder except for Receivables that shall have become Purchased Receivables.

     "RECEIVABLE FILES" means the documents, electronic entries, instruments and writings specified in SECTION 2.8.

     "RECORD DATE" means, with respect to any Distribution Date or Determination Date, the last day of the immediately preceding calendar month.

     "RECOVERIES" means, with respect to a Liquidated Receivable, the monies collected from whatever source subsequent to the date on which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation including reasonable out-of-pocket expenses of the Servicer including Servicer Expenses in connection with such liquidation plus any amounts required by law to be remitted to the Obligor.

     "REGULATION D" means Regulation D under the Act.

     "RELATED DOCUMENTS" means the Certificates, the Pooling and Servicing Agreement, the Purchase Agreement, the Reserve Account Agreement, the Lockbox Agreement, the Underwriting Agreement and any other documents to be executed in connection with the transactions contemplated hereby and thereby. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

     "REPOSSESSION INVENTORY RATIO" means, with respect to any Record Date, a fraction, (a) the numerator of which is equal to the aggregate Principal Balances of all Receivables which have been repossessed by the Servicer and for which the related Financed Vehicle has not been liquidated and (b) the denominator of which is equal to the aggregate Principal Balances of the Receivables as of such Record Date.

     "RESERVE ACCOUNT" means, with respect to the Trust, the Reserve Account established and maintained pursuant to the Reserve Account Agreement. The Reserve Account shall be held by the Collateral Agent and shall in no event be deemed part of the Trust.

     "RESERVE ACCOUNT AGREEMENT" means the Reserve Account Agreement among the Seller, the Collateral Agent and the Trustee, dated as of [ ], as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

     "RESERVE ACCOUNT REQUIREMENT" means an amount equal to (a) with respect to the Closing Date, [ ]% of the initial Certificate Balance and (b) with respect to each Distribution Date thereafter, [ ]% of the Certificate Balance, after giving effect to distributions of principal to Certificateholders pursuant to
SECTION 4.5 hereof on such Distribution Date, as of the immediately preceding Record Date unless a Reserve Account Trigger Event has occurred, in which case the Reserve Account Requirement shall include all amounts required to be deposited in the Reserve Account pursuant to SECTION 4.5(b) hereof, until such Reserve Account Trigger Event has been Deemed Cured; PROVIDED, HOWEVER, that the Reserve Account Requirement shall be [ ]% of the Certificate Balance for each Distribution Date following the point in time that the Cumulative

Default Ratio as described in clause (c)(v) of the definition of a Reserve Account Trigger Event is greater than [ ]%, but less than [ ]%, notwithstanding such Reserve Account Trigger Event being Deemed Cured.

     "RESERVE ACCOUNT TRIGGER EVENT" means that any one of the following events shall have occurred: (a) the Delinquency Ratio for each of the three preceding Collection Periods exceeds [ ]%; (b) the Repossession Inventory Ratio is greater than [ ]%; or (c) the Cumulative Default Ratio exceeds (i) [ ]% as of any Record Date from the initial Record Date through and including the sixth Record Date,
(ii) [ ]% as of any Record Date from the seventh Record Date through and including the twelfth Record Date, (iii) [ ]% as of any Record Date from the thirteenth Record Date through and including the eighteenth Record Date, (iv)
[ ]% as of any Record Date from the nineteenth Record Date through and including the twenty-fourth Record Date or (v) [ ]% as of any Record Date thereafter.

     "RESPONSIBLE OFFICER" of a Person means the president, vice president, controller, treasurer or chief financial officer of such Person.

     "RULE OF 78'S RECEIVABLE" means any Receivable under which the portion of a payment allocable to interest earned during that month is determined by multiplying the total amount of add-on interest payable over the term of the Receivable by a fraction, the denominator of which is equal to the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under the related Receivable, and the numerator of which is the number of payments remaining under such Receivable before giving effect to the payment to which the fraction is being applied. The difference between the amount of the scheduled monthly payment made by the Obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction.

     "SCHEDULE OF RECEIVABLES" means the schedule of all retail installment sale contracts and promissory notes originally held as part of the Trust which is attached as SCHEDULE A hereto.

     "SCHEDULED PAYMENT" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments to the extent permitted pursuant to SECTION 3.2 or any rescheduling of payments in any insolvency or similar proceeding).

     "SELLER" means, Triad Financial Special Purpose Corporation, a Delaware corporation.

     "SELLER'S RETAINED YIELD" means that portion of the interest earned on the Receivable which is retained by the Seller for any Distribution Date, in an amount equal to the excess of such interest over the sum of (i) the weighted average of the Class A Pass-Through Rate, the Class B Pass-Through Rate and the Class C Pass-Through Rate divided by 12 multiplied by the sum of the Class A Certificate Balance, Class B Certificate Balance and Class C Certificate Balance, each as of the related Record Date, (ii) the Servicing Fee, Additional Servicing Fee and Servicer Expenses payable on such Distribution Date, (iii) the Trustee Fee payable on such Distribution Date and (iv) the Backup Servicing Fee payable on such Distribution Date.

     "SERVICER" shall have the meaning set forth in the first paragraph of this Agreement.

     "SERVICER EXPENSES" means for any Collection Period (i) any reasonable liquidation expenses not otherwise reimbursed to the Servicer, (ii) reasonable out-of-pocket expenses incurred in connection with collection efforts relating to skip trace services, legal fees and field calls and (iii) [ ]% of any deficiencies recovered from an Obligor.

     "SERVICER RECEIVABLE FILES" shall have the meaning set forth in SECTION 2.8(b).

     "SERVICER TERMINATION EVENT" means an event specified in SECTION 8.1.

     "SERVICER TERMINATION TRIGGER EVENT" means that any one of the following events shall have occurred: (a) the average of the Delinquency Ratios for each of the three preceding Collection Periods exceeds [ ]%; (b) the Repossession Inventory Ratio is greater than [ ]%; or (c) the Cumulative Default Ratio exceeds (i) [ ]% as of any Record Date from the initial Record Date through and including the sixth Record Date, (ii) [ ]% as of any Record Date from the seventh Record Date through and including the twelfth Record Date, (iii) [ ]% as of any Record Date from the thirteenth Record Date through and including the eighteenth Record Date or (iv) [ ]% as of any Record Date thereafter; PROVIDED, HOWEVER, that following the appointment of a successor Servicer pursuant to
SECTION 8.3 hereof, no Servicer Termination Trigger Event shall have been deemed to occur in accordance with this definition until the seventh Record Date succeeding the appointment of such successor Servicer.

     "SERVICING CERTIFICATE" means a certificate completed and executed by a Servicing Officer pursuant to SECTION 3.9, substantially in the form of EXHIBIT D.

     "SERVICING FEE" means the fee payable to the Servicer for services rendered during the respective Collection Period, which shall be equal to the product of
(i) one-twelfth, (ii) the Servicing Fee Rate and (iii) the Pool Balance as of the close of business on the first day of the related Collection Period.

     "SERVICING FEE RATE" shall be [ ]% per annum.

     "SERVICING OFFICER" means any person whose name appears on a list of Servicing Officers delivered to the Trustee, as the same may be amended from time to time.

     "SIMILAR LAW", as used in SECTION 5.3, means any federal, state or local law which is to a material extent similar to the fiduciary responsibility provisions of ERISA, Code Section 4975, or Section 3(32) of ERISA.

     "SIMPLE INTEREST METHOD" means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the APR multiplied by the unpaid balance multiplied by the period of time (based on the number of days) elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

     "SIMPLE INTEREST RECEIVABLE" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     ["STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. and any successors thereof.]

     "STATE" means any state of the United States of America, or the District of Columbia.

     "TOTAL DISTRIBUTION AMOUNT" means, for each Distribution Date, the sum of the following amounts with respect to the preceding Collection Period, without duplication: (a) all collections on Receivables; (b) proceeds from Recoveries and liquidation proceeds; (c) the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer as of the immediately preceding Record Date; and (d) all interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Collection Account.

     "TRIAD" shall have the meaning set forth in the first paragraph of this Agreement.

     "TRUST" has the meaning set forth in SECTION 2.1.

     "TRUST PROPERTY" means that property set forth in items (a) through (j) in
SECTION 2.2. Although the Certificateholders have directed that the Seller, as their agent, place the Reserve Account in trust with and pledge the Reserve Account to, the Trustee for the benefit of the Certificateholders pursuant to the Reserve Account Agreement, the Reserve Account shall not under any circumstances be deemed to be a part of or otherwise includable in the Trust or the Trust Property.

     "TRUSTEE" shall have the meaning set forth in the first paragraph of this Agreement.

     "TRUSTEE FEE" means the fee payable to the Trustee on each Distribution Date for services rendered during the preceding Collection Period in an amount equal to the product of one-twelfth and $[ ].

     "TRUSTEE OFFICER" means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

     "TRUSTEE'S CERTIFICATE" means a certificate completed and executed for the Trustee by a Trustee Officer pursuant to SECTION 9.2, substantially in the form of, in the case of an assignment to the Seller, EXHIBIT E-1 and in the case of an assignment to the Servicer, EXHIBIT E-2.


     "UNDERWRITER" means [ ].

     "UNDERWRITING AGREEMENT" means [ ].

     "UNDERWRITING CRITERIA" means the criteria used by Triad for purchasing Contracts attached to the Purchase Agreement as Exhibit B.

     "UNIFORM COMMERCIAL CODE" or "UCC" means the Uniform Commercial Code as in effect in the respective jurisdiction.

     SECTION 1.2. USAGE OF TERMS. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation".

     SECTION 1.3. SECTION REFERENCES. All references to Articles, Sections, paragraphs, subsections, Exhibits and Schedules herein shall be to such portions of this Agreement unless otherwise specified.

     SECTION 1.4. LIMITATION ON TRUST FUND ACTIVITIES. Notwithstanding any other provision in this Agreement to the contrary, the Trustee shall have no power to vary the investment of the Certificateholders within the meaning of Treasury Department Regulation 301.7701-4(c) or to engage in business on behalf of the Trust unless the Trustee shall have received an Opinion of Counsel that such activity shall not cause the Trust to be an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

     SECTION 1.5. CALCULATIONS. All calculations of the amount of interest accrued on the Certificates and all calculations of the amount of fees to be paid pursuant hereto, including without limitation, the fees to be paid to the Servicer shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     SECTION 1.6. ACTION BY OR CONSENT OF CERTIFICATEHOLDERS. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Certificateholders, such provision shall be deemed to refer to Certificateholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Certificateholders. The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this SECTION 1.6 as it shall deem necessary.

                                   ARTICLE II

                          THE TRUST AND TRUST PROPERTY


     SECTION 2.1. CREATION OF TRUST. The Seller does hereby create and establish, pursuant to the laws of the State of New York and this Agreement, a trust (the "TRUST"), which for convenience shall be known as "Triad Auto Receivables Trust 199[ ]-[ ]."

     SECTION 2.2. CONVEYANCE OF RECEIVABLES. In consideration of the Trustee's delivery of Certificates in an aggregate principal amount equal to the Closing Date Certificate

Balance to or upon the written order of the Seller, and subject to the terms and conditions of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, in trust for the benefit of the Certificateholders, without recourse, except as provided in SECTIONS 2.6, 2.8(b) and 2.9 (subject to the obligations herein):

     (a) all right, title and interest of the Seller in and to the Receivables listed on the Schedule of Receivables and all monies paid or payable thereon or in respect thereof after the Cutoff Date (including amounts due on or before the Cutoff Date but received by Triad, the Seller or the Servicer after the Cutoff
Date) and all liquidation proceeds and Recoveries received with respect to such Receivables;

     (b) all right, title and interest of the Seller in and to the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title and all other evidence of ownership with respect to such Financed Vehicles;

     (c) all right, title and interest of the Seller in and to any Insurance Policies and any proceeds from any Insurance Policies relating to the Receivables, the Financed Vehicles or the Obligors thereunder, including rebates of unearned premiums;

     (d) all right, title and interest (but none of the obligations) of the Seller in and to the Purchase Agreement, including a direct right to cause Triad to purchase Receivables from the Trust under certain circumstances;

     (e) all right, title and interest of the Seller in and to refunds for the costs of extended service contracts with respect to the Financed Vehicles;

     (f) all right, title and interest of Triad and the Seller against Dealers with respect to the Receivables, including any reserves or collateral established or posted by Dealers with respect to the Receivables;

     (g) all items contained in the Receivable File related to each Receivable, and all other documents or electronic records that Triad keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles;

     (h) all amounts and property from time to time held in or credited to the Collection Account or to the extent such amounts and property relate to the Receivables;

     (i) all property (including the right to receive Recoveries) that secures a Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Receivable; and

     (j) the payments on and proceeds of any and all of the foregoing.

     SECTION 2.3. TRANSFER INTENDED AS SALE; PRECAUTIONARY SECURITY INTEREST; TAX TREATMENT. (a) The conveyance of the Receivables and the other Trust Property pursuant to this Agreement is intended by each of the parties hereto as a sale free and clear of all Liens, and it is intended that the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event, however, that notwithstanding the intent of the parties hereto, the transfer under this Agreement is held not to be a sale, this Agreement shall constitute a grant of, and the Seller hereby grants, a security interest in the Receivables and the other Trust Property to the Trustee for the benefit of the Certificateholders. The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller that it intends to establish (for federal tax purposes) a trust, rather than an association taxable as a corporation.

     (b) In connection with the grant of the security interest in paragraph (a) above, the following financing statements will be filed by the Seller:

              (i) Form UCC-1 filed with the Secretary of State of California, naming Triad as the debtor, the Trust as the secured party and the Receivables as collateral;

             (ii) Form UCC-1 filed with the Secretary of State of Delaware and the Secretary of State of New York and New York County, naming the Seller as the debtor, the Trust as the secured party and the Receivables as collateral; and

            (iii) Form UCC-1 filed with the Secretary of State of Delaware, naming the Trust as the debtor, the Trustee as the secured party and the Receivables as collateral.

     (c) The Seller has entered into this Agreement, and the Certificates will be issued, with the intention that (i) the Trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for purposes of federal income tax law, and (ii) the Certificateholders will be treated as the owners of a pro rata undivided interest in each Receivable and any other assets of the Trust (other than the interest in the Trust represented by the Seller's Retained Yield). The Seller, the Trustee, the Servicer, the Backup Servicer, the Collateral Agent, and each Certificateholder agree to treat and to take no action inconsistent with the treatment of the Certificates (or beneficial interest therein) as interests in a grantor trust for purposes of federal, state and local income and franchise taxes, and agree to take no action with respect to the Trust or any interest therein which would cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for purposes of federal income tax law. Each Certificateholder, by acceptance of its Certificate, and each owner of a Certificate, by acquisition of a beneficial interest in a Certificate, agree to be bound by the provisions of this SECTION 2.3. Each Certificateholder agrees that it will cause any owner of a Certificate acquiring an interest in a Certificate through it to comply with this Agreement as to the tax treatment described in this SECTION 2.3. The provisions of this Agreement shall be construed in light of the foregoing intended tax treatment.

     SECTION 2.4. ACCEPTANCE BY TRUSTEE. The Seller hereby directs the Trustee to, and the Trustee, on behalf of the Trust, does hereby, accept the Trust Property conveyed by the Seller pursuant to SECTION 2.2. The Trustee declares that it shall hold such consideration upon the trusts herein set forth for the benefit of all present and future Certificateholders, subject to the terms and provisions of this Agreement.

     SECTION 2.5. REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller hereby makes the following representations and warranties as to the Receivables to the other parties hereto, on which the Trustee on behalf of itself and the Certificateholders relies in accepting the Receivables and the other Trust Property in trust and issuing the Certificates. Unless otherwise specified, such representations and warranties are made as of the Closing Date. Such representations and warranties shall survive the sale, transfer, and assignment of the Receivables to the Trustee.

     (a) Each Receivable (1) arises from the delivery and acceptance of a Financed Vehicle and which delivery and acceptance has been fully performed by the Obligor and the Dealer party thereto, (2) arises from the normal course of the Dealer's business, (3) as of the Cutoff Date, is not a Receivable for which $40 or more of all Scheduled Payments is 31 or more days past due, (4) the Obligor of which is a natural person residing in any State, (5) the Obligor of which is not a government or a governmental subdivision or agency, (6) the Obligor of which has full power and capacity to enter into such Receivable, (7) is denominated and payable in dollars in the United States, (8) is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms, (9) is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset, and to the best of the Seller's knowledge, any exercisable right of rescission, (10) has an original term to maturity of not less than [ ] nor more than [ ] months,
(11) provides for equal monthly payments which will cause the Receivable to fully amortize during its term, (12) has an Amount Financed that has been fully disbursed of not less than $[ ] or more than $[ ], (13) has an Annual Percentage Rate of not less than the lesser of (A) [ ]% and (B) the maximum interest rate permissible by law with respect to such Receivable, (14) together with the note or contract applicable thereto, does not contravene any requirements of law applicable thereto, (15) is a Receivable with respect to which all required consents, approvals and authorizations have been obtained, (16) is a Receivable secured by a security interest in the Financed Vehicle that has been recorded or applied for in the name of Triad and assigned to the Seller, which security interest is or is reasonably expected to be in full force and effect, in each case, subject to no prior or equal liens, claims or encumbrances, (17) was purchased by Triad using and materially conforming to the Underwriting Criteria,
(18) requires Triad to be named as loss payee or beneficiary (as applicable) under an Insurance Policy (described in clause (a) of the definition of such term), with respect to the Financed Vehicle related to such Receivable and entitles Triad to the benefits of such Insurance Policy, (19) requires no additional action by Triad or the Seller before becoming a valid and binding obligation of the Obligor thereunder, enforceable against such Obligor in accordance with its terms and (20) relates to a Financed Vehicle with respect to which the Obligor made at least the minimum down payment as specified in the Underwriting Criteria.

     (b) As of the Cutoff Date at least [ ]% of the Receivables, based on the outstanding Principal Balance of the Receivables as of the Cutoff Date, have had the first Scheduled Payment, which payment was not delinquent, made by the related Obligor.

     (c) Each Receivable was originated by a Dealer that had all necessary licenses and permits to originate Receivables in the State where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by Triad from such Dealer under an existing Dealer Agreement with Triad and was validly assigned by the Dealer to Triad.

     (d) At least [ ]% of the Dealers originating Receivables are franchise dealers.

     (e) Each Receivable contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security.

     (f) To the best of the Seller's knowledge, each Receivable was originated by a Dealer to an Obligor and was sold by the Dealer to Triad without any fraud or material misrepresentation on the part of such Dealer or on the part of the Obligor.

     (g) No Receivable represents a loan exceeding [ ]% of the wholesale book value of the related Financed Vehicle.

     (h) The information set forth in the Schedule of Receivables attached hereto as it relates to such Receivable is true and correct in all material respects as of the close of business on the Cutoff Date.

     (i) Such Receivable complied at the time it was purchased by Triad and each Receivable, each and every sale of a Financed Vehicle and, to the best of the Seller's knowledge, the sale of any physical damage, credit life and credit accident and death insurance and any extended service contracts at the time it was originated or made, as of the date hereof complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Rees-Levering Act, the Consumer Legal Remedies Act of California and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, other consumer credit laws and equal credit opportunity and disclosure laws and other applicable legal requirements.

     (j) Such Receivables have not been satisfied, subordinated or rescinded, nor has the related Financed Vehicle been released from the Lien granted by such Receivable, in whole or in part.

     (k) Since the Cutoff Date, no provision of any Receivable has been waived, except in accordance with the Collection Guidelines and Procedures.

     (l) Since the Cutoff Date, no Receivable has been amended, except in accordance with the Collection Guidelines and Procedures and the terms of this Agreement.

     (m) Subject to SECTION 3.2(b) of this Agreement, no provision of any Receivable has been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File held by the Trustee. No Receivable has been modified as a result of the Soldier's and Sailor's Civil Relief Act of 1940, as amended.

     (n) No right of rescission, setoff, counterclaim or defense has been asserted or, to the best of the Seller's knowledge, threatened against Triad or the Seller with respect to such Receivable.

     (o) The Lien Certificate for each Financed Vehicle either (i) shows Triad named as of the original secured party under each Receivable or (ii) has been applied for in the name of Triad. If the Receivable was originated in a State in which a filing or recording is required of the secured party to perfect a security interest in motor vehicles, such filing or recording has been duly made to show Triad named as the original secured party under the Related Receivable. Such security interest in the Financed Vehicle has been validly assigned by Triad to the Seller pursuant to the Purchase Agreement and by the Seller to the Trustee pursuant to this Agreement. Immediately after the sale, transfer and assignment thereof to the Trust, each Receivable will be secured by an enforceable and perfected security interest in the Financed Vehicle in favor of the Trust as secured party, which security interest is prior to all other liens and security interests in such Financed Vehicle (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle).

     (p) To the best of Seller's knowledge, no Liens or claims have been asserted or filed for taxes, work, labor or materials relating to the Financed Vehicle that are Liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by any Receivable, and the Obligor has good and marketable title to the Financed Vehicles subject to no Liens other than the security interest under the Receivable.

     (q) Other than Scheduled Payment defaults not more than thirty (30) days past due as of the Cutoff Date, defaults arising out of the failure of the Obligor to obtain and maintain insurance as required by the Receivable or by applicable law and other defaults which will not have a material adverse affect on the ability of the Obligor to make Scheduled Payments under the Receivable:
(1) no default, breach, violation or event permitting acceleration under the terms of such Receivable has occurred; (2) no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and (3) the Seller has not waived any of the foregoing.

     (r) Such Receivable has not been sold, transferred, assigned or pledged by the Seller to any Person other than the Trustee; the Seller has good and marketable title to such Receivable free and clear of all Liens and rights of others claiming by or through the Seller (other than the rights of the Obligor to the Financed Vehicle thereunder) and, following the Closing Date, the Trustee shall have good and marketable title to such Receivable, free and clear of all Liens and rights of others claiming by or through the Seller (other than the rights of the Obligor to the Financed Vehicle thereunder); and the transfer has been perfected under the UCC for the applicable jurisdiction.

     (s) Such Receivable has not been purchased by Triad from a Dealer in, nor is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable pursuant to this Agreement is unlawful, void or voidable. No agreement has been entered into with any Obligor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

     (t) There is only one original executed contract for each Receivable.

     (u) The related Financed Vehicle securing such Receivable is not in repossession status.

     (v) Such Receivable constitutes "chattel paper" as defined in the UCC.

     (w) Such Receivable has not been included in a "fleet sale" (i.e., a sale to a single Obligor of more than five vehicles).

     (x) All amounts due and payable by Triad to the Dealer under the Dealer Agreement with respect to such Receivable have been paid and no dealer has any rights in, or claims against, the Receivables.

     (y) The Seller has indicated in its computer files that such Receivable has been sold to the Trustee and constitutes Trust Property.

     (z) The Seller has taken such action as is necessary to obtain a first perfected security interest in favor of the Trustee in such Receivable, the proceeds thereof, other Trust Property and the Reserve Account.

     (aa) The Seller has done nothing to convey any right to any Person that would result in such Person having a right to payments due under such Receivable or otherwise to impair the rights of the Trust and the Certificateholders in any Receivable or the proceeds thereof.

     (bb) No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the Seller with respect to such Receivable.

     (cc) No selection procedures adverse to the Certificateholders have been utilized in selecting such Receivable from all other Receivables owned by Triad.

     (dd) As of the Cutoff Date, no Obligor had been identified on the records of Triad as being the subject of a current bankruptcy proceeding.

     (ee) Each Receivable is a fully amortizing Simple Interest Receivable, Rule of 78's Receivable or Actuarial Receivable which provides for level monthly payments which, if made when due, shall fully amortize the Amount Financed over the original term.

     SECTION 2.6. REPURCHASE UPON BREACH. The Seller, the Servicer, the Trustee, the Backup Servicer and the Collateral Agent, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to
SECTION 2.5 (without regard to any limitation therein as to the Seller's knowledge) that has a material adverse effect on a Receivable or the interest herein of the Trust or the Certificateholders; PROVIDED, HOWEVER, that the failure to give any such notice shall not derogate from any obligation of the Seller. Unless such breach shall have been cured by the last day of the first full calendar month following the discovery by or notice to the Seller of such breach, the Seller shall have an obligation on or prior to such date to repurchase any Receivable with respect to which such breach has a material adverse effect on such Receivable or the interest therein of the Trust or the Certificateholders. If necessary, to the extent that the Seller fails to effect its repurchase obligation the Trustee shall notify Triad and Triad shall (pursuant to the Purchase Agreement) repurchase any Receivable with respect to which such breach has a material adverse effect on such Receivable or the interest therein of the Trust or the Certificateholders. In consideration of the purchase of the Receivables, the Seller shall remit, or the Seller, or upon a failure by the Seller to act, the Trustee, shall notify Triad to remit, the Purchase Amount, in the manner specified in SECTION 4.4. The sole remedy hereunder (absent fraud, reckless disregard, willful misconduct or gross negligence of the Seller) of the Trustee, the Trust and the Certificateholders with respect to a breach of the Seller's representations and warranties pursuant to SECTION 2.5 shall be to require the Seller to repurchase Receivables pursuant to this Section or to enforce the obligation of Triad to repurchase such Receivables pursuant to the Purchase Agreement; PROVIDED, HOWEVER, notwithstanding whether the related Receivable shall have been purchased by the Seller, or Triad, the Seller shall indemnify the Trustee, the Backup Servicer and the Collateral Agent, and each of their respective officers, directors, employees and agents, as well as the Trust and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. Upon receipt of the Purchase Amount and written instructions from the Servicer, the Trustee shall release to the Seller, or Triad, as applicable, or any of their designees, the related Receivable File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Trustee and necessary to vest in the Seller, or Triad, as applicable, or such designee, title to the Receivable. The Trustee shall be under no duty or obligation (i) to inspect, review or examine any documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether there is a breach of any of the Seller's representations and warranties.

     SECTION 2.7. CONDITIONS TO ACCEPTANCE BY TRUSTEE. As conditions to the execution and delivery of the Certificates by the Trustee on the Closing Date, the Trustee shall have received the following on or before the Closing Date:

     (a) The Schedule of Receivables certified by a Responsible Officer of the Seller;

     (b) Copies of resolutions of the Board of Directors of the Seller approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by the Secretary of the Seller;

     (c) Copies of resolutions of the Board of Directors of the Servicer approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by the Secretary of the Servicer;

     (d) A certification from a Responsible Officer of the Seller stating that all filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trustee a first priority perfected lien on, or ownership interest in, the Receivables and the other Trust Property have been made, taken or performed; and

     (e) An executed copy of the Reserve Account Agreement and each other Related Document.

     SECTION 2.8. CUSTODY OF RECEIVABLE FILES. (a) On or prior to the Closing Date, the Servicer shall cause to be transferred and delivered to the Trustee, at the offices specified in SCHEDULE B to this Agreement with respect to each Receivable the following (the "RECEIVABLE FILES"):

          (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable, including without limitation, any extension agreements); and

          (ii) The Lien Certificate, or, if not yet received, a copy of the application therefor or a representation from the Dealer certifying as to the application thereof, showing Triad as secured party and such documents, if any, that Triad keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of Triad as first lienholder or secured party.

     (b) In connection with the sale, transfer and assignment of the Receivables and other Trust Property to the Trust pursuant to this Agreement, the Servicer shall retain, on behalf of the Trustee, the following documents or instruments in its possession with respect to each Receivable (the "SERVICER RECEIVABLE FILES"):

          (i) documents evidencing or relating to any Insurance Policy; and

          (ii) any and all other documents (other than the documents referred to in SECTION 2.8(a) hereof) (in original or electronic form) that the Servicer keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

     (c) The Servicer agrees that it shall duly discharge its duties of receiving and holding the Servicer Receivable Files in accordance with this Agreement. As to any matters not expressly provided for by this Agreement with respect to the Servicer Receivable Files, the Servicer shall be required to act or to refrain from acting (and shall be fully protected in so acting) upon the written instructions of the Trustee.

     (d) The Servicer acknowledges that with respect to each Receivable identified in the Schedule of Receivables (a) it has possession of the applicable Servicer Receivable File and (b) such Servicer Receivable File contains the documents referred to in SECTION 2.8(b). The Servicer declares that it holds and will continue to hold such files and any amendments, replacements or supplements thereto as Servicer on behalf of the Trustee in trust for the use and benefit of all present and future Certificateholders. If at a later date the Servicer is unable to locate a file for a Receivable, or finds that a file is unrelated to the Receivables identified in the

Schedule of Receivables or that any of the documents referred to in SECTION 2.8(b) are not contained in a Servicer Receivable File, the Servicer shall inform the Seller and the Trustee promptly, in writing, of the failure to locate a file with respect to such Receivable (or of the failure of any of the aforementioned documents to be included in the Servicer Receivable File) or shall return to the Seller any file unrelated to a Receivable identified in the Schedule of Receivables (it being understood that the Servicer's obligation to review the contents of any Servicer Receivable File shall be limited as set forth in the preceding sentence).

     (e) In connection with the repurchase of a Receivable pursuant to SECTION
2.6 or 10.2 hereof, upon receipt of the Purchase Amount and written instructions from the Trustee, the Servicer shall release to the Seller or its designee the related Servicer Receivables File. The Trustee shall be under no duty or obligation to inspect, review or examine any documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other what they purport to be on their face and shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     (f) Without in any way limiting the respective rights of the Trustee, the Backup Servicer or the Certificateholders under SECTION 3.12 or otherwise set forth in this Agreement, at any time from time to time upon the giving of reasonable prior notice, during normal business hours, the Trustee, the Backup Servicer, the Holder of a Certificate Majority and any of their respective agents, employees or representatives (including, without limitation, an independent accounting firm performing an audit of the Servicer), shall have the right but not the obligation (which right the Trustee shall exercise upon the written request of a Certificate Majority) (i) to visit the office of the Servicer where the Servicer Receivable Files are kept, (ii) to examine the facilities for the storage and safekeeping thereof, (iii) to review the procedures with which such documents are stored and catalogued, (iv) to examine and make copies of and abstracts from such documents, and (v) to discuss matters relating to the Servicer Receivable Files and the Servicer's performance hereunder with any of the officers or employees of the Servicer having knowledge of such matters. Any expenses reasonably incurred by the Trustee or the Backup Servicer in connection with such activities shall be paid by the Servicer to the extent such visits and examinations are not more frequent than once in every 12 month period, unless a Servicer Termination Event has occurred and not been deemed cured.

     (g) From time to time, with not less than one Business Day's prior written notice delivered to the Trustee, the Servicer may request the Trustee to release certain Receivable Files held by the Trustee to the Servicer; PROVIDED, that the Trustee shall release such Receivable Files only upon receipt of a certificate of the Servicer (substantially in the form of EXHIBIT F-1 hereto) signed by a Servicing Officer to the effect that (i) the applicable Receivables with respect to such Receivable Files have been paid in full and the related Receivables have been terminated in accordance with their terms, (ii) the Seller or Triad has repurchased such Receivables in accordance with the terms of this Agreement or the Purchase Agreement, as applicable or (iii) the Servicer requires such Receivable Files in connection with the compromise, extension, release, adjustment, foreclosure or repossession of the related Receivables or Financed Vehicles, as applicable, in accordance with the terms of this Agreement and the Purchase Agreement. Such certificate shall obligate the Servicer to return such document(s) to the Trustee when the need therefor no longer exists unless the Receivable shall be liquidated or repurchased, in each case, the Servicer shall provide a certificate (substantially in the form of EXHIBIT F-2 hereto) of a Servicing Officer to the effect that all amounts required to be deposited in the Collection Account with respect to such Receivable have been so deposited.

     (h) On or prior to the Closing Date, the Servicer shall cause to be delivered to the Certificateholders and the Rating Agency certification of the Trustee that it has received the Receivables Files, in its capacity as custodian under the Custodian Agreement, and that such Receivables Files contain all documents required to be contained therein, except for any Lien Certificates not available on the Closing Date.

     SECTION 2.9. COLLECTING LIEN CERTIFICATES NOT DELIVERED ON THE CLOSING DATE. In the case of any Receivable in respect of which written evidence from the Dealer selling the related Financed Vehicle that the Lien Certificate for such Financed Vehicle showing Triad as first lienholder has been applied for from the registrar of titles was delivered to the Trustee on the Closing Date in lieu of a Lien Certificate, or in respect of which a Lien Certificate was otherwise not delivered to the Trustee on the Closing Date, the Servicer shall use its best efforts to collect such Lien Certificate from the registrar of titles as promptly as practicable. If such Lien Certificate showing Triad as first lienholder is not received by the Trustee within 120 days after the Closing Date, the Servicer shall inform the Seller and the other parties to this Agreement, and the Servicer shall repurchase any such Receivable as of the last day of the then current Collection Period in accordance with the provisions of
SECTION 3.7 of this Agreement.

                                  ARTICLE III

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

     SECTION 3.1. DUTIES OF SERVICER. (a) The Servicer is hereby authorized to act as agent for the Trust and the Certificateholders, and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sale contracts similar to the Receivables and with the same degree of skill and care exercised by such institutions and, to the extent more exacting, with the degree of skill and care that the Servicer exercises with respect to all comparable motor vehicle receivables which it services for itself or others and, in all cases, in accordance with the Collection Guidelines and Procedures and all applicable laws. The Servicer's duties shall include, without limitation, notifying each Obligor to make its Scheduled Payments and all other payments on the Receivables directly to the Lockbox Bank, collecting and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, monitoring the status of the Insurance Policies and maintaining the Collateral Insurance and performing the other duties specified herein. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors.

     (b) Subject to SECTION 3.2(b), to the extent consistent with the standards, policies and procedures otherwise required by this Agreement, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except that the Servicer may forego collection efforts if the amount subject to collection is DE MINIMIS and if it would forego collection of such amount in accordance with its customary procedures.

     (c) The Servicer is hereby authorized to commence, in its own name or in the name of the Trustee (provided the Servicer has obtained the Trustee's written consent, which consent shall not be unreasonably withheld), a legal proceeding to enforce a Receivable pursuant to SECTION 3.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trustee shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trustee to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trustee shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request in writing and which the Servicer reasonably deems necessary or appropriate and take any other steps which the Servicer may reasonably deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     SECTION 3.2. COLLECTIONS; MODIFICATION AND AMENDMENT OF RECEIVABLES; LOCKBOX ACCOUNT. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the other Trust Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

     (b) Notwithstanding anything to the contrary provided in this Agreement, the Servicer will not (i) forgive any periodic or other scheduled payment due on such Receivable, (ii) unless the Obligor is in default under a Receivable or is likely to default on such Receivable in the foreseeable future, permit any modification with respect to any Receivable that would increase or decrease the Annual Percentage Rate on such Receivable, or defer the payment of any principal or interest or any periodic or other scheduled payment due on such Receivable unless any such modification is required by court order, (iii) reduce or increase the Principal Balance on such Receivable (except in connection with actual payments of periodic or other scheduled payments or principal prepayments) unless any such modification is required by court order or (iv) extend the final maturity date of any Receivable; PROVIDED, HOWEVER, that the Servicer may grant an extension of the final maturity date of a Receivable, if the Servicer, in its sole discretion, determines that (A) the Receivable is in default or default on such Receivable is likely to occur in the foreseeable future, and (B) that the value of the Receivable will be enhanced by such extension; and, PROVIDED, FURTHER, that the Servicer shall not (1) grant more than three extensions with respect to a Receivable, (2) grant more than one extension per calendar year with respect to a Receivable or (3) grant an extension for more than one calendar month with respect to a Receivable.

     (c) The Servicer shall, prior to the Closing Date, notify each Obligor to make its payments with respect to the Receivables directly to the Lockbox Bank. The Servicer shall use its best efforts to cause Obligors to make all payments on the Receivables whether by check or by direct debit of the Obligor's bank account, to be made to the Lockbox Bank. The Servicer shall use its best efforts to cause the Lockbox Bank to deposit all Scheduled Payments with respect to the Receivables in the Lockbox Accounts no later than the first Business Day after receipt, and to cause all amounts on deposit in the Lockbox Accounts with respect to such payments to be transferred to the Collection Account not later than the second Business Day after receipt of such payments in the Lockbox Account. All amounts received by the Servicer, Triad or the Seller in respect of the Receivables in the form of checks with payments coupon shall be deposited directly to the Lockbox Bank immediately upon receipt, but in no event later than the second Business Day after receipt of such payment. Other payments received by each of the Servicer, Triad and the Seller shall be deposited into a local servicing account for processing immediately upon receipt, and then transferred to the Collection Account no later than the second Business Day after receipt of available amounts.

     (d) On the Closing Date the Servicer shall deposit or cause to be deposited into the Collection Account all amounts collected with respect to the Receivables from the Cutoff Date to the fourth Business Day preceding the Closing Date. As soon as possible thereafter and in accordance with the provisions of this Agreement, amounts collected with respect to the Receivables from such date to the Closing Date shall be deposited into the Collection Account.

     (e) In the event the Servicer shall for any reason no longer be acting as such, the Backup Servicer or successor Servicer shall thereupon (i) assume the rights and obligations of the Servicer relating to the Receivables and (ii)
(1) assume all of the rights and, from the date of assumption, all of the obligations of the outgoing Servicer relating to the Receivables under any

Lockbox Agreement to which the Servicer is a party or (2) establish a different Lockbox Account for the benefit of the Trust and notify each Obligor of the new Lockbox Bank to which its payments should be sent. If the Backup Servicer or successor Servicer assumes an existing Lockbox Agreement to which the Servicer is a party, the Backup Servicer or any other successor Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein relating to the Receivables and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability, or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to the Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer.

     (f) Notwithstanding any third-party processing arrangement, or any of the provisions of this agreement relating to any third-party processing arrangement, the Servicer shall remain obligated and liable to the Trust and the Noteholders for servicing and administering the Receivables and the other Trust Property serviced by it in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

     SECTION 3.3. REALIZATION UPON DEFAULTED RECEIVABLES. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, promptly after default on such Receivable. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by SECTION 3.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, selling the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All Recoveries and liquidation proceeds received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer, to a servicing account of the Servicer for transfer to the Collection Account. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles; the Servicer shall be entitled to reimbursement of any such tax from Recoveries with respect to such Receivable. The Servicer shall not lease any repossessed Financed Vehicle to any party. In selling or otherwise disposing of any repossessed Financed Vehicle, the Servicer shall do so as expeditiously as possible and in a manner such that such activities shall not rise to the level of a trade or business of selling or otherwise transferring such repossessed Financed Vehicles.

     (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trustee to the Servicer of the rights under such Dealer Agreement and Dealer Assignment but only to the extent needed for purposes of collection thereunder. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Trustee, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Trustee for the benefit of the Certificateholders. All amounts recovered shall be remitted directly by the Servicer into the Collection Account, as applicable.

     SECTION 3.4. INSURANCE. (a) The Servicer shall maintain a lenders comprehensive single interest or other collateral protection insurance policy with respect to all Financed Vehicles ("COLLATERAL INSURANCE"), a copy of which is attached hereto as EXHIBIT I, which policy by its terms insures against physical damage in the event any Obligor fails to maintain physical damage insurance with respect to the related Financed Vehicle without reduction on account of any co-insurance or deductible. The Servicer will be the named insured and, the Trustee shall be named additional insured. Each Financed Vehicle is covered by Collateral Insurance providing coverage upon repossession of such Financed Vehicle without reduction on account of any co-insurance or deductible. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer from its own funds.

     (b) The Servicer or its agents shall monitor the status of the Insurance Policies in accordance with its customary servicing procedures. If the Servicer shall determine that an Obligor has failed to obtain or maintain an Insurance Policy covering the related Financed Vehicle (including during the repossession of such Financed Vehicle against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision insurance), the Servicer shall be diligent in carrying on its customary servicing procedures to enforce the rights of the holder of the Receivable thereunder to ensure that the Obligor obtains such Insurance Policy.

     (c) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Trustee, on behalf of the Trust, at the Seller's expense, shall take such steps as the Servicer deems reasonably necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trustee for the benefit of the Certificateholders.

     SECTION 3.5. MAINTENANCE OF SECURITY INTERESTS IN FINANCED
VEHICLES. Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the first priority perfected security interest created by each Receivable in the related Financed Vehicle, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-registering and re-filing of all security agreements, financing statements and continuation statements or instruments as are necessary to maintain the first priority security interest granted by the Obligors to Triad under the respective Receivables. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect or continue the perfection of such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trustee on behalf of the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a first priority security interest in the related Financed Vehicle in favor of the Trust, the parties hereto agree that Triad's designation as the secured party on the certificate of title is in its capacity as agent of the Trust.

     SECTION 3.6. ADDITIONAL COVENANTS OF SERVICER. The Servicer hereby covenants to the Trustee and the Certificateholders that it (a) shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except upon payment in full by the Obligor thereunder, (b) shall not impair the rights of the Certificateholders in such Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies, or the other Trust Property, (c) shall not amend a Receivable, other than in accordance with SECTION 3.2, and (d) shall not amend, modify, supplement or waive any provision of any Related Document to which it is a party, as it relates to the transactions contemplated in this Agreement, in a manner that shall adversely affect any Certificateholder without the consent of a Certificate Majority. The covenants contained in this SECTION
3.6 shall survive and be binding on the Servicer notwithstanding the resignation of the Servicer pursuant to SECTION 7.5 or the termination of the Servicer pursuant to SECTION 8.2.

     SECTION 3.7. PURCHASE OF RECEIVABLES UPON BREACH. The Seller, the Servicer, the Backup Servicer, the Collateral Agent or the Trustee, as the case may be, shall, and a Certificate Majority may, inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of SECTIONS 3.2, 3.4, 3.5 or 3.6; PROVIDED, HOWEVER, that the failure to give such notice shall not affect any obligation of the Servicer hereunder. Unless the breach shall have been cured by the last day of the first full calendar month following such discovery by or notice to the Servicer of the breach, the Servicer shall have an obligation, and the Trustee shall (provided that a Trustee Officer either has made such discovery or has received notice thereof) enforce such obligation of the Servicer, to repurchase any Receivable with respect to which such breach has a material adverse effect on such Receivable or the interest therein of the Trust or the Certificateholders. In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount in the manner specified in SECTION 4.4. The Servicer shall indemnify the Seller, the Trustee, the Backup Servicer, the Collateral Agent and their respective officers, directors, employees and agents, the Trust and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

     SECTION 3.8. SERVICING FEE, ADDITIONAL SERVICING FEE AND SERVICER EXPENSES. On each Distribution Date, the Servicer shall be entitled to receive the Servicing Fee, and so long as Triad is the Servicer, any Additional Servicing Fee and Servicer Expenses for the related Collection Period pursuant to SECTION 4.5; PROVIDED, HOWEVER, that the Servicer shall certify such Servicer Expenses to the Trustee with a copy of such certification to the Rating Agency on or prior to each Determination Date. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and all other fees and expenses of the Trust including taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification not expressly stated under this Agreement to be for the account of the Trust). The Servicer shall be liable for the fees and expenses of the Independent Accountants, the Lockbox Bank.

     SECTION 3.9. SERVICING CERTIFICATE. No later than 12:00 noon, New York City time, on each Determination Date, the Servicer shall deliver to the Trustee, the Collateral Agent, the Rating Agency and the Seller, a Servicing Certificate containing (a) all information necessary to enable the Trustee to make the distributions pursuant to SECTION 4.5 (including, if required, withdrawals from the Reserve Account) for the Collection Period preceding the date of such Servicing Certificate, (b) all information necessary to enable the Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Collection Period and Distribution Date, and (c) all information necessary for the Trustee to send statements to Certificateholders pursuant to
SECTION 4.8. A copy of such Servicing Certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. Receivables to be purchased by the Servicer, the Seller, or by Triad and each Receivable which, during the preceding Collection Period became a Liquidated Receivable or was paid in full, shall be identified by the Servicer by account number with respect to such Receivable (as specified in the Schedule of Receivables).

     SECTION 3.10. ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT. (a) The Servicer shall deliver to the Trustee, the Backup Servicer, and the Rating Agency, on or before [ ] of each year, commencing [ ], an Officer's Certificate, dated as of December 31 of the prior year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period ended [ ] (or, in the case of the first such certificate, the period from the Cutoff Date to December 31, 1997) and of its performance under this Agreement has been made under such officer's supervision and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period; or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     (b) The Servicer shall deliver to the Trustee, the Backup Servicer and the Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under SECTION 8.1.

     SECTION 3.11. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S REPORT; AUDITED FINANCIALS. (a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "INDEPENDENT ACCOUNTANTS"), who may also render other services to the Servicer, to deliver to the Trustee, the Backup Servicer and the Rating Agency on or before June 30 of each year, commencing June 30, [ ], with respect to the fiscal year ended on the immediately preceding March 31, a report (the "ACCOUNTANT'S REPORT") addressed to the Board of Directors of the Servicer, to the Trustee for the benefit of the Certificateholders, the Backup Servicer and the Rating Agency, to the effect that such firm has examined the financial statements of the Servicer and issued its report therefor and that such examination (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included tests relating to auto loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "PROGRAM"), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement; (3) included an examination of the delinquency and loss statistics relating to the Servicer's portfolio of automobile and light duty truck installment sales contracts (setting forth the statistics so reviewed); and (4) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light duty truck loans serviced for others that, in the firm's opinion, the Program requires such firm to report. The accountant's report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer Certificates; (2) except as disclosed in the report, no exceptions or errors in the Servicer Certificates were found; and (3) the delinquency and loss information, relating to the Receivables contained in the Servicer Certificates were found to be accurate.

     (b) The Accountant's Report shall also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     (c) On or before June 30 of each year, commencing June 30, [ ], the Servicer shall deliver to the Trustee, Backup Servicer and the Rating Agency, the audited annual financial statements of the Servicer.

     (d) Copies of the Accountant's Report and such audited annual financial statements shall also be available to any Certificateholder from the Trustee upon reasonable request. Any Certificateholder desiring such documents shall have delivered to the Trustee an executed Information Request.

     SECTION 3.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to any Certificateholder, the Trustee, the Backup Servicer and their respective representatives reasonable access to documentation, computer systems and information regarding the Receivables. The Servicer will permit any authorized representative or agent designated by the Trustee, the Rating Agency, the Backup Servicer or any Certificateholder to visit and inspect any of the properties of the Servicer, to examine the corporate books and financial records of the Servicer, its records relating to the Receivables, and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of the Servicer with its principal officers, as applicable, and its independent accountants. Any expense incident to the exercise by the Trustee, the Rating Agency or the Backup Servicer of any right under this Section shall be borne by the Servicer subject to the limitations set forth in SECTION 2.8(f). Any expense incident to the exercise by any Certificateholder of any right under this Section shall be borne by such Certificateholder, and shall not be an expense of the Servicer, the

Trust or the Trustee; PROVIDED, HOWEVER, that unless a Servicer Termination Event shall have occurred, any such expense shall be borne by the Servicer. In each case, such access to documentation, computer systems and information shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this SECTION 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this SECTION 3.12 as a result of such obligation shall not constitute a breach of this SECTION 3.12.

     SECTION 3.13. MONTHLY TAPE; VERIFICATION OF SERVICING CERTIFICATE; BACKUP SERVICER. (a) On or before the 16th calendar day of each month, the Servicer shall prepare and deliver to the Trustee and the Backup Servicer a computer tape or diskette (or any other electronic transmission acceptable to the Trustee and the Backup Servicer) in a format acceptable to the Trustee and the Backup Servicer, containing the information with respect to the Receivables as of the close of business on the last day of the preceding Collection Period which is necessary for preparation of the Servicing Certificate relating to the immediately succeeding Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the second Business Day prior to the related Distribution Date, but in the absence of a reconciliation, the Servicing Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicing Certificate delivered by the Servicer during any calendar quarter, the Servicer shall cause a firm of independent certified public accountants, at the Servicer's expense, to audit the unreconciled Servicing Certificate or Servicing Certificates delivered during such calendar quarter and, prior to the fifth calendar day of the month of January, April, July or October, as applicable, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicing Certificate to be delivered on the next succeeding Determination Date. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement.

     (b) The Backup Servicer shall review each Servicing Certificate delivered pursuant to SECTION 3.13(a) and shall:

          (i) confirm that such Servicing Certificate is complete on its face;

          (ii) load the computer diskette (which shall be in a format acceptable to the Backup Servicer) received from the Servicer pursuant to SECTION 3.13(a) hereof and confirm that such computer diskette is in a readable form;

          (iii) confirm that the Total Distribution Amount, the Class A Interest Distributable Amount, the Class A Principal Distributable Amount, the Class B Interest Distributable Amount, the Class B Principal Distributable Amount, the Class C Interest Distributable Amount, the
     Class C Principal Distributable Amount, the Backup Servicing Fee, the Servicing Fee, the Trustee Fee and the amount on deposit in the Reserve Account are accurate based solely on the recalculations of the Servicing Certificate; and

          (iv) confirm the calculation of the Delinquency Ratio, Cumulative Default Ratio, Repossession Inventory Ratio, Reserve Account Trigger Events and Servicer Termination Trigger Events.

     SECTION 3.14. FIDELITY COVERAGE; ERRORS AND OMISSIONS INSURANCE. The Servicer shall maintain fidelity coverage in such form and amount as is customary for entities acting as custodian of funds and documents in respect of consumer contracts on behalf of institutional investors, but in no event less than $1 million per occurrence. In addition, the Servicer shall use its best efforts to obtain, and the Servicer shall thereafter maintain, an errors and omissions insurance policy with such provisions as are customary for originators and servicers of assets similar to the Receivables; and the Servicer shall provide evidence of such insurance to the Trustee and the Initial Certificateholder within 180 days following the Closing Date.

     SECTION 3.15. DELEGATION OF DUTIES. So long as Triad is the Servicer, the Servicer may delegate duties under this Agreement to sub-contractors who are in the business of servicing motor vehicle receivables which are similar to the Receivables and who are willing to accept such delegations and to perform such duties in accordance with the customary procedures of Triad and this Agreement, with the prior written consent of the Trustee, which consent shall not be unreasonably withheld. The Servicer also may at any time, without the consent of the Trustee, or any other Person, perform the specific duty of repossession of Financed Vehicles through sub-contractors who are in the business of repossessing motor vehicles. No such delegation or subcontracting duties by the Servicer as described in this SECTION 3.15 shall relieve the Servicer of its responsibility with respect to such duties. The Servicer shall pay the fees and expenses of all such sub-contractors from its own funds.


                                  ARTICLE IV

                         DISTRIBUTIONS; RESERVE ACCOUNT;
                        STATEMENTS TO CERTIFICATEHOLDERS

     SECTION 4.1. COLLECTION ACCOUNT. (a) The Servicer shall establish the Collection Account in the name of the Trustee for the benefit of the Certificateholders. The Collection Account shall be an Eligible Account and initially shall be a segregated trust account established and maintained with the Trustee.

     (b) The Servicer shall cause the following amounts to be deposited into the Collection Account no later than four Business Days following receipt of available amounts thereof by the Lockbox Bank or the Servicer, but in any event no later than the time specified in SECTION 3.2: (i) all Scheduled Payments,
(ii) all Recoveries, (iii) all Purchase Amounts, (iv) all amounts on deposit in any Lockbox Account with respect to the Receivables, except as provided in
SECTION 4.3(a) hereof in connection with the prepayment of any Rule of 78's Receivable, (v) the proceeds of any Insurance Policy, Collateral Insurance, fidelity policy or other insurance policy relating to the Receivables or the Servicer's activities with respect thereto, and (vi) all other amounts of any nature whatsoever in respect of the Receivables.

     (c) All amounts held in the Collection Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed in writing by the Seller, in Eligible Investments that mature not later than one Business Day prior to the Distribution Date for the Collection Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this SECTION 4.1. Investments in Eligible Investments shall be made in the name of the Trustee on behalf of the Trust, and such investments shall not be sold or disposed of prior to their maturity. The Trustee may trade with itself or an Affiliate in the purchase or sale of Eligible Investments. Any investment of funds in the Collection Account shall be made in Eligible Investments held by a financial institution with respect to which (a) such institution has noted the Trustee's interest therein by book entry or otherwise and (b) a confirmation of the Trustee's interest has been sent to the Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities (as such term is used in the UCC), and
(ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation as such term is used in the UCC, registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such institution. Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner which complies with this SECTION 4.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Collection Account shall be deposited in the Collection Account and distributed on the next Distribution Date pursuant to SECTION 4.5. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Agreement is the cause of such loss or charge.

     SECTION 4.2. REIMBURSEMENT FROM THE COLLECTION ACCOUNT. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer or the Lockbox Bank to have resulted from mistaken deposits or postings or checks returned for insufficient funds or amounts required to be paid as prepayment rebates. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to SECTION 4.5(a) upon certification by the Servicer of such amounts and the provision of such information to the Trustee as may be necessary in the opinion of the Trustee to verify the accuracy of such written certification. In the event that the Trustee has not received evidence of the Servicer's entitlement to reimbursement pursuant to this SECTION 4.2, the Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to SECTION 4.5, or if the Servicer prior thereto has been reimbursed pursuant to SECTION 4.5 or SECTION 4.6, the Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date and, to the extent necessary, subsequent Distribution Dates.

     SECTION 4.3. APPLICATION OF COLLECTIONS. All collections for each Collection Period shall be applied by the Servicer as follows:

     (a) With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor (other than of Additional Servicing Fees with respect to such Receivable, to the extent collected) shall be applied, in the case of a Simple Interest Receivable, to interest and principal in accordance with the Simple Interest Method, and in the case of a Precomputed Receivable, to interest and principal in accordance with the Actuarial Method. With respect to Simple Interest Receivables, any prepayment of principal during each Collection Period shall be applied to reduce the principal balance of the Receivable during such Collection Period. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the Actuarial Method) will not be passed through to Certificateholders, but shall be paid by the Servicer to the related Obligor to the extent required by the terms of such Receivable and by law and otherwise paid to the Seller.

     (b) With respect to each Receivable that has become a Purchased Receivable, the Purchase Amount shall be applied, for purposes of this Agreement only, to interest and principal on the Receivable in accordance with the terms of the Receivable as if the Purchase Amount has been paid by the Obligor on the Record Date. Nothing contained herein shall relieve any Obligor of any obligation relating to any Receivable.

     (c) All amounts collected that are payable to the Servicer as Additional Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with SECTION 4.5(a).

     SECTION 4.4. ADDITIONAL DEPOSITS. The Seller, Triad or the Servicer, as the case may be, shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer or the Seller, as the case may be, shall deposit therein all amounts to be paid under SECTION 10.2. All such deposits shall be made, in immediately available funds, on the Business Day preceding the Determination Date. On or before the first Business Day preceding each Distribution Date, the Trustee shall remit to the Collection Account any amounts delivered to the Trustee by the Collateral Agent pursuant to SECTION 4.7.

     SECTION 4.5. DISTRIBUTIONS. (a) On each Distribution Date, the Trustee (based solely on the information contained in the Servicing Certificate delivered on the related Determination Date pursuant to SECTION 3.9) shall, subject to subsection (b) hereof, make the following distributions from the amounts on deposit in the Collection Account, in the following order of priority:

          (i) first, to the Servicer, the Servicing Fee for the related Collection Period, any Additional Servicing Fee for the related Collection Period and, so long as Triad is the Servicer, any Servicer Expenses for the related or any prior Collection Period and any amounts specified in SECTION 4.2, to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to SECTION 4.6;

          (ii) second, to any Lockbox Bank, the Trustee, the Backup Servicer and the Collateral Agent (including the Trustee if acting in any such additional capacity), any accrued and unpaid fees and expenses (including reasonable legal fees and expenses) (in each case, to the extent such Person has not previously received such amount from the Servicer or the Seller);

          (iii) third, to the Class A Certificateholders, an amount equal to the sum of the Class A Interest Distributable Amount for such Distribution Date, and the Class A Interest Carryover Shortfall, if any;

          (iv) fourth, to the Class B Certificateholders, an amount equal to the sum of the Class B Interest Distributable Amount for such Distribution Date, and the Class B Interest Carryover Shortfall, if any;

          (v) fifth, to the Class A Certificateholders, an amount equal to the sum of the Class A Principal Distributable Amount for such Distribution Date, and the Class A Principal Carryover Shortfall, if any;

          (vi) sixth, to the Class B Certificateholders, an amount equal to the sum of the Class B Principal Distributable Amount for such Distribution Date, and, the Class B Principal Carryover Shortfall, if any;

          (vii) seventh, to the Class C Certificateholder, an amount equal to the sum of the Class C Interest Distributable Amount for such Distribution Date, and the Class C Interest Carryover Shortfall, if any;

          (viii) eighth, to the Class C Certificateholder, an amount equal to the sum of the Class C Principal Distributable Amount for such Distribution Date, and the Class C Principal Carryover Shortfall, if any; and

          (ix) ninth, to the Seller, the Seller's Retained Yield;

PROVIDED, HOWEVER, that (a) any amounts distributable to the Seller in respect of item (ix) above shall instead be paid by the Trustee to the Collateral Agent for deposit into the Reserve Account to the extent necessary to satisfy the Reserve Account Requirement and (b) to the extent not satisfied with amounts under clause (a) of this proviso, any amounts distributable to the Class C Certificateholder in respect of items (viii) and (vii) above shall be paid, respectively, by the Trustee to the Collateral Agent for deposit into the Reserve Account to the extent necessary to satisfy the Reserve Account Requirement.

     (b) If a Reserve Account Trigger Event has occurred, all amounts otherwise distributable to the Class C Certificateholder and the Seller shall be deposited in the Reserve Account without regard to the Reserve Account Requirement; if a Reserve Account Trigger Event shall have been Deemed Cured, the amounts on deposit in the Reserve Account in excess of the Reserve Account Requirement shall be distributed in accordance with the terms of the Reserve Account Agreement.

     (c) The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates pursuant to SECTION 4.5(a)(iv) on a Distribution Date shall be and hereby are subordinated to the payment of the amounts distributable pursuant to SECTIONS 4.5(a)(i) through and including (iii). The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates pursuant to SECTION 4.5(a)(vi) on a Distribution Date shall be and hereby are subordinated to the payment of the amounts distributable pursuant to SECTIONS 4.5(a)(i) through and including (v). At such time as the Class A Certificates are paid in full, the Class B Certificateholders shall be entitled to exercise all rights granted to the Class A Certificateholders under this Agreement to the extent that the exercise of such rights does not conflict with the provisions of the Reserve Account Agreement. The rights of the Class C Certificateholder to receive distributions in respect of the Class C Certificates pursuant to SECTION 4.5(a)(vii) and (viii) on a Distribution Date shall be and hereby are subordinated to the payment of the amounts distributable pursuant to SECTIONS 4.5(a)(i) through and including (vi) and the satisfaction of the Reserve Account Requirement. At such time as the Class A Certificates and the Class B Certificates are paid in full, the Class C Certificateholder shall be entitled to exercise all rights granted to the Class A Certificateholders under this Agreement to the extent that the exercise of such rights does not conflict with the provisions of the Reserve Account Agreement. The rights of the holder of the Seller's Retained Yield to receive distributions pursuant to
SECTION 4.5(a)(ix) on a Distribution Date shall be and hereby are subordinated to the payment of the amounts distributable pursuant to SECTION 4.5(a)(i) through and including (viii) and the satisfaction of the Reserve Account Requirement. At such time as the Certificates are paid in full, the holder of the Seller's Retained Yield shall be entitled to exercise all rights granted to the Certificateholders under this Agreement to the extent that the exercise of such rights does not conflict with the provisions of the Reserve Account Agreement.

     (d) Subject to SECTION 10.1 respecting the final payment upon retirement of each Certificate, and provided that the Trustee has received the applicable Servicing Certificate, on each Distribution Date the Trustee shall distribute to each Certificateholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Trustee appropriate instructions not later than fifteen days prior to the Record Date for such Distribution Date and such Holder's Certificates in the aggregate evidence an original principal balance of at least $1,000,000, or (ii) by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, the amounts to be distributed to such Certificateholder pursuant to such Holder's Certificates, to the extent funds therefor are distributed under
SECTION 4.5(a).

     (e) Each Certificateholder, by its acceptance of its Certificate, will be deemed to have consented to the provisions of paragraph (b) above relating to the priority of distributions. Each Certificateholder, by its acceptance of its Certificate, further specifically acknowledges that it has no right to or interest in any moneys at any time held pursuant to the Reserve Account Agreement prior to the release of such moneys as aforesaid, such moneys being held in trust for the benefit of the Certificateholders, as their interests may appear prior to such release. Notwithstanding the foregoing, the provisions of this Agreement and the Reserve Account Agreement shall be considered to constitute a security agreement and the Seller hereby grants to the Collateral Agent a first priority perfected security interest in such amounts, to be applied as set forth in SECTION 3.03 of the Reserve Account Agreement in the case of Reserve Account moneys.

     SECTION 4.6. NET DEPOSITS. The Servicer may make the remittances to be made by it pursuant to SECTIONS 3.2, 4.1 and 4.4 without including amounts (which amounts may be excluded prior to any such remittance for a Collection Period) to be distributed to it pursuant to SECTION 4.2 and 4.5(a)(i), for so long as no Servicer Termination Event has occurred and is continuing; PROVIDED, HOWEVER, that the Servicer shall account for all of such amounts in the related Servicing Certificate as if such amounts were deposited and distributed separately; and, PROVIDED, FURTHER, that if an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Servicer shall make a payment of the deficiency to the Collection Account, immediately upon becoming aware, or receiving notice from the Trustee, the Backup Servicer or any Certificateholder of such error.

     SECTION 4.7. THE RESERVE ACCOUNT. In order to effectuate and to secure the subordination provided for herein, there shall be established and maintained with the Collateral Agent, the Reserve Account to include the money and other property deposited and held therein pursuant to this SECTION 4.7, and the Seller agrees, simultaneously with the execution and delivery of this Agreement, to execute and deliver the Reserve Account Agreement and, pursuant to the terms thereof, to deposit $[ ] in the Reserve Account. Although the Seller has pledged the Reserve Account to the Collateral Agent pursuant to the Reserve Account Agreement, the Reserve Account shall not under any circumstances be deemed to be a part of or otherwise includable in the Trust or the Trust Property, but instead represents property beneficially owned by the Seller and the Class C Certificateholder, which has been pledged and deposited with the Collateral Agent (as secured party on behalf of the Class A Certificateholders, Class B Certificateholders, Class C Certificateholder and the Servicer) in accordance with the terms hereof and of the Reserve Account Agreement. The Seller and the Class C Certificateholder, by the acceptance of its Certificate, hereby acknowledge and accept that the assets in the Reserve Account (and all earnings thereon) are owned beneficially by them, and the Seller and the Class C Certificateholder agree to treat such assets (and all earnings thereon) as their assets (and earnings) for federal, state, and local tax and all other purposes, as their interest shall appear, and not to sell, transfer, or otherwise dispose of their interests therein. In the event that the Servicing Certificate with respect to any Determination Date shall state that the Total Distribution Amount with respect to such Determination Date is insufficient to make the payments required to be made on the related Distribution Date pursuant to SECTION 4.5(a)(i) through (vi), (the amount of such deficiency being a "DEFICIENCY CLAIM AMOUNT"), then on the second Business Day immediately following the related Determination Date, the Trustee shall deliver to the Collateral Agent, and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "DEFICIENCY NOTICE") specifying the Deficiency Claim Amount for such Distribution Date. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Reserve Account Agreement) to the Trustee for deposit in the Collection Account and distribution pursuant to SECTIONS 4.5(a)(i) through (vi), as applicable.

     Any Deficiency Notice shall be delivered by 10:00 a.m., New York City time, on the second Business Day following such Determination Date. The amounts distributed by the Collateral Agent to the Trustee pursuant to a Deficiency Notice shall be deposited by the Trustee into the Collection Account pursuant to
SECTION 4.4.

     SECTION 4.8. STATEMENTS TO CERTIFICATEHOLDERS; TAX RETURNS. (a) On each Distribution Date, the Trustee shall include with each distribution to each Certificateholder and shall forward by mail to the Rating Agency, a statement based solely on the information in the Servicing Certificate delivered on the related Determination Date pursuant to SECTION 3.9, setting forth the following information, among other things, with respect to the Collection Period relating to such Distribution Date:

          (i) the amount of such distribution allocable to principal of the Class A Certificates, the Class B Certificates and the Class C Certificates, respectively;

          (ii) the amount of such distribution allocable to interest on the Class A Certificates, the Class B Certificates and the Class C Certificates, respectively;

          (iii) the Pool Balance, the Class A Pool Factor, the Class B Pool Factor, and the Class C Pool Factor (A) as of the close of business on the last day of the preceding Collection Period and (B) after giving effect to distributions made on such Distribution Date;

          (iv) the Class A Certificate Balance, the Class B Certificate Balance, and the Class C Certificate Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to distributions allocated to principal reported under (i) above;

          (v) the amount of the Servicing Fee, the Additional Servicing Fee and the Servicer Expenses paid to the Servicer with respect to the related Collection Period and the Class A Percentage, the Class B Percentage, and the Class C Percentage of the Servicing Fee, the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Distribution Date, and the amount of any other fees paid by the Trust with respect to such Collection Period;

          (vi) the amount of the Class A Interest Carryover Shortfall, if applicable, on such Distribution Date and the Class A Principal Carryover Shortfall, if applicable, on such Distribution Date, and the change in such amounts from the prior Distribution Date;

          (vii) the amount of the Class B Interest Carryover Shortfall, if applicable, on such Distribution Date and the amount of the Class B Principal Carryover Shortfall, if applicable, on such Distribution Date, and the change in such amounts from the prior Distribution Date;

          (viii) the amount of the Class C Interest Carryover Shortfall, if applicable, on such Distribution Date and the amount of the Class C Principal Carryover Shortfall, if applicable, on such Distribution Date, and the change in such amounts from the prior Distribution Date;

          (ix) the aggregate amount in the Reserve Account and the change in such amount from the preceding Distribution Date;

          (x) the number of Receivables and the aggregate Principal Balance due thereof, for which the related Obligors are delinquent in making scheduled payments (A) between 31 and 60 days, (B) between 61 and 90 days, (C) between 91 and 120 days and (D) more than 120 days;

          (xi) the number of Receivables which became Liquidated Receivables, and the aggregate principal amount thereof net of Recoveries;

          (xii) the number of Receivables which became Defaulted Receivables, and the aggregate principal amount thereof;

          (xiii) the number and the aggregate Purchase Amount of Receivables that became Purchased Receivables during the related Collection Period and the number and aggregate Purchase Amount of Receivables that were required to be repurchased during the related Collection Period but were not so repurchased;

          (xiv) the number and aggregate Principal Balance of Receivables with respect to which, to the knowledge of the Servicer, Obligors became the subject of bankruptcy proceedings during such Collection Period (or during a prior Collection Period, if the Servicer first became aware of such proceedings during the current Collection Period);

          (xv) the Seller's Retained Yield for such Distribution Date and the portion thereof (A) distributed to the Seller and (B) deposited in the Reserve Account;

          (xvi) the Cumulative Default Ratio;

          (xvii) the Delinquency Ratio;

          (xviii) the Repossession Inventory Ratio;

          (xix) the amount of any Deficiency Claim Amounts deposited in the Collection Account from the Reserve Account;

          (xx) whether a Reserve Fund Trigger Event, Servicer Termination Trigger Event or Servicer Termination Event has occurred; and

          (xxi) the Collector to Current Receivable Ratio and the Collector to Delinquent Receivable Ratio;

PROVIDED, HOWEVER, the Trustee may deliver a copy of the Servicing Certificate to each Certificateholder and the Rating Agency in satisfaction of the requirements set forth in this Section if such Servicing Certificate otherwise contains the information required to be distributed to each Certificateholder in accordance herewith. Each amount set forth pursuant to SUBCLAUSES (i), (ii),
(iv), (v), (vi), (vii) and (viii) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Certificate of the related Class.

     (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Trustee shall mail, provided it has received the necessary information from the Servicer, to each Person who at any time during such calendar year shall have been a Holder of a Certificate and received any payment thereon, a report as to the aggregate of amounts reported pursuant to clauses (i), (ii) and (v) of
SECTION 4.8(a) (separately indicating amounts in respect of each Class of Certificates) and such other information reasonably requested in writing by the Certificateholder necessary to permit the Certificateholder to ascertain its share of the gross income and deductions of the Trust (exclusive of the Additional Servicing Fee), for such calendar year or, in the event such Person shall be a Holder of a Certificate during a portion of such calendar year for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal and state income tax returns. The Trustee shall furnish such statements to the Internal Revenue Service annexed to Form 1041 in the manner and at the time provided by the Code and applicable Regulations thereunder. The obligation of the Trustee set forth in this paragraph shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code.

     (c) The Trustee shall prepare and file any tax returns required to be filed by the Trust. The Servicer will furnish the Trustee with all such information known to it as may be reasonably required in connection with the preparation of all tax returns of the Trust. The fees and expenses incurred in connection with the preparation and filing of all tax returns of the Trust shall be paid for by the Trustee out of the Trustee Fee.

     (d) The Trustee shall provide any Holder of Certificates representing at least 25% of the Certificate Balance, with such additional information available to the Trustee relating to the Certificates, the Trust Property or the Reserve Account as such Holder may reasonably request from time to time. Such additional information (to the extent provided to the Trustee by the Servicer) shall also be available to any Certificateholder from the Trustee upon reasonable request and upon payment of the Trustee's and the Servicer's reasonable fees and expenses in connection with providing and preparing such information. Any Certificateholder desiring such additional information shall have delivered to the Trustee an executed Information Request.

                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.1. THE CERTIFICATES. The Certificates shall be issued only in fully registered form in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof; provided, however, that one Certificate of each Class may be issued in a different amount if the aggregate initial Certificate Principal Balance of the Certificates is not an integral multiple of $1,000. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Trustee Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates.

     SECTION 5.2. AUTHENTICATION OF CERTIFICATES. The Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated, and delivered to the or upon the written order of the Seller, such order signed by the Seller's chairman of the board, president, or any vice president, without further corporate action by the Seller, in authorized denominations, pursuant to this Agreement. No Certificate shall entitle its Holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in EXHIBIT A, EXHIBIT B, or EXHIBIT C hereto, executed by the Trustee by manual signature of an authorized signatory; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued upon transfer or exchange thereafter shall be dated the date of their authentication.

     REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES; RESTRICTIONS ON TRANSFER OF CLASS C CERTIFICATES.

          (i) The Trustee shall keep or cause to be kept at the Corporate Trust Office books (the "CERTIFICATE REGISTER") for the registration, transfer and exchange of Certificates (the Trustee, in such capacity, being the "CERTIFICATE REGISTRAR"). The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar and the Trustee and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of SECTIONS 5.3(c), (d), (e), (f) and (g). Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and percentage interests of the Holders.

          (ii) Upon surrender for registration of transfer of any Certificate, subject to the requirements of SECTIONS 5.3(c), (d), (e), (f) and (g), the Trustee shall execute and the Trustee shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate initial Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.3(e). Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this
     Section 5.3 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of SECTIONS 5.3(c), (d), (e), (f) and (g).

          (iii) Notwithstanding anything to the contrary provided in this Agreement, no sale, transfer, or other disposition of the Class C Certificate shall be made unless: (i) the Trustee is provided with an opinion of independent counsel or a ruling of the Internal Revenue Service that establishes to the reasonable satisfaction of the majority of the Holders of each of the Class A Certificates, and the Class B Certificates, that such disposition will not have any material adverse consequences under federal or state tax laws resulting from the classification or status of this Agreement, or the Trust created hereunder, or otherwise, and (ii) the Rating Agency shall have indicated in writing that such sale, transfer, or other disposition will not result in a reduction or withdrawal of the then current rating of the Class A Certificates and the Class B Certificates.

     SECTION 5.3. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss, or theft of any Certificate and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless which in the case of (i) the Underwriter or (ii) any other investor with a credit rating of at least "BBB" by Standard & Poor's, "Baa" by Moody's or "BBB" by the Rating Agency shall be deemed satisfied by the delivery of an unsecured agreement of indemnity), then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this SECTION 5.4, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this SECTION 5.4 shall constitute conclusive evidence of a beneficial interest in the Trust Property, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

     SECTION 5.4. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to SECTION 4.5 and for all other purposes whatsoever, and neither the Trustee, nor the Certificate Registrar nor any agents of the Trustee or the Certificate Registrar shall be bound by any notice to the contrary.

     SECTION 5.5. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Trustee shall furnish or cause to be furnished to the Servicer, at the expense of the Trust, within 10 days after receipt by the Trustee of a request therefor from the Servicer, a written list of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders, or one Certificateholder evidencing not less than [ ]% of any Class of Certificates, so request in writing to the Trustee, then the Trustee shall, within five Business Days after the receipt of such request furnish to the requesting Certificateholder or Certificateholders a copy of the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed with the Servicer and the Trustee that neither the Servicer nor the Trustee shall be held accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 5.6. MAINTENANCE OF OFFICE OR AGENCY. The Trustee shall maintain in New York, New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates [ ] as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                                   ARTICLE VI

                                   THE SELLER

     SECTION 6.1. REPRESENTATIONS OF SELLER. The Seller hereby makes the following representations and warranties to the other parties hereto, on which the Trustee on behalf of itself and the Certificateholders relies in accepting the Receivables and the other Trust Property in trust and executing and authenticating the Certificates. Unless otherwise specified, the representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Trustee.

     (a) ORGANIZATION AND GOOD STANDING. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to execute, deliver and perform its obligations under this Agreement and its Related Documents and to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority, and legal right to acquire, own and sell the Receivables.

     (b) DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals.

     (c) POWER AND AUTHORITY. The Seller has the power and authority to execute and deliver this Agreement and each of its Related Documents and to carry out their respective terms and the transactions contemplated thereby; the Seller has full power and authority to sell and assign the Trust Property to be sold and assigned to and deposited with the Trustee and has duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery and performance of this Agreement and each of its Related Documents has been duly authorized by the Seller by all necessary corporate action.

     (d) VALID SALE; BINDING OBLIGATION. This Agreement and each of its Related Documents has been duly executed and delivered by the Seller and shall effect a valid sale, transfer and assignment of the Receivables and the other Trust Property, and the grant of a valid security interest in the Reserve Account, in each case enforceable against the Seller and creditors of and purchasers from the Seller, and this Agreement and each of its Related Documents, when duly executed and delivered, shall constitute the legal, valid and binding obligations of the Seller enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) NO VIOLATION. The execution, delivery and performance by the Seller of this Agreement and its Related Documents and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not and shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound or to which any of its properties is subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties, or in any way materially adversely affect the interest of the Certificateholders or the Trust in any Receivable, or affect the Seller's ability to perform its obligations under this Agreement.

     (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the Seller's knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (1) asserting the invalidity of this Agreement, any of its Related Documents or the Certificates, (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of its Related Documents, (3) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any of its Related Documents or the Certificates, (4) relating to the Seller and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates, or (5) that could have a material adverse effect on the Receivables or the interest of the Trustee therein.

     (g) NO CONSENTS. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Certificates or the consummation of the transactions contemplated by this Agreement or any of the Seller's Related Documents, except such as have been duly made or obtained on or prior to the Closing Date.

     (h) TAX RETURNS. The Seller has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

     (i) CHIEF EXECUTIVE OFFICE. The principal place of business and chief executive office of the Seller is, and for the four months preceding the date of this Agreement has been, located at: 7711 Center Avenue, Suite 390, Huntington Beach, California 92647.

     (j) NO INJUNCTIONS. There are no existing injunctions, writs, restraining orders or other similar orders which might adversely affect the performance by the Seller of its obligations under, or the validity and enforceability of, this Agreement or any of the Related Documents.

     (k) COMPLIANCE WITH LAW. The Seller is in compliance with all requirements of federal and state laws, rules, regulations and orders, except where the failure so to comply would not have a material adverse effect on the Seller, its business or its properties, or the ability of the Seller to perform its obligations under this Agreement, or any of the Related Documents.

     (l) SOLVENCY; NO FRAUDULENT TRANSFER. (A) The Seller is assigning the Receivables to the Trust without any intent to hinder, delay, or defraud any current or future creditor of the Seller; (B) the Seller is not insolvent and will not become insolvent as a result of the assignment; (C) the Seller is not engaged and is not about to engage in any business or transaction for which any property remaining with the Seller is an unreasonably small capital or for which the remaining assets of the Seller are unreasonably small in relation to the business of the Seller or the transaction; (D) the Seller does not intend to incur, and does not believe or reasonably should not believe that it would incur, debts beyond its ability to pay as they become due; and (E) the consideration paid by the Certificateholders to the Seller for the Receivables absolutely assigned by the Seller hereunder is equivalent to a fair market value of such Receivables under the circumstances of the transaction, including but not limited to, timing of such assignment.

     (m) LEGAL NAME. "Triad Financial Special Purpose Corporation" is the only legal name under which the Seller has ever operated its business, and the Seller does not have any tradenames, fictitious names, assumed names or "doing business as" names.

     (n) SUBSIDIARIES. The Seller does not own, directly or indirectly, any equity securities of any entity or enterprise and does not conduct any of its business through any subsidiary, entity or enterprise.

     (o) OTHER ACTIVITIES. The Seller has not in the past, and does not currently, engage in any business activity other than transactions of the type contemplated pursuant to this Agreement and the Related Documents.

     SECTION 6.2. LIABILITY OF SELLER; INDEMNITIES. (a) The Seller shall be liable hereunder only to the extent of the obligations specifically undertaken by the Seller under this Agreement and the representations made by the Seller in this Agreement. The Seller shall indemnify, defend and hold harmless the Trustee, the Certificateholders, the Backup Servicer, the Servicer, the Collateral Agent and their respective officers, directors, employees and agents from and against any loss, liability or expense incurred by reason of (a) the Seller's willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement or (b) the inaccuracy of any representation made in SECTION 6.1, or (c) the Seller's violation of federal or state securities laws in connection with the sale of the Certificates. The indemnification provided for in this SECTION 6.2 shall survive the termination of this Agreement and the resignation or removal of the Trustee, the Backup Servicer and the Collateral Agent.

     (b) Indemnification under this SECTION 6.2 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made full indemnity payments to the Trustee, the Certificateholders, the Servicer or the Backup Servicer pursuant to this Section and the Trustee, the Certificateholders, the Servicer or the Backup Servicer thereafter shall collect any of such amounts from others, the Trustee, the Certificateholders, the Servicer or the Backup Servicer shall repay such amounts to the Seller, without interest.

     (c) The Seller shall be liable for the fees and expenses of the Trustee and the Backup Servicer only to the extent such parties are not compensated in full in accordance with the provisions of SECTION 4.5.

     SECTION 6.3. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF SELLER, AMENDMENT OF CERTIFICATE OF INCORPORATION AND CERTAIN COVENANTS OF THE SELLER. (a) The Seller shall not (i) consolidate or merge with or into any other entity or Person, or dissolve, liquidate or transfer, in whole or in part, its properties and assets substantially as an entirety to any entity (other than to a trust established by the Seller), or lend or advance any moneys to, or make an investment in, any Person or amend or repeal its Certificate of Incorporation or (ii) engage in any other activity that bears on whether the separate legal identity of the Seller will be respected including, without limitation, (A) forming, or causing to be formed, any subsidiaries or (B) acting other than in its corporate name and through its officers or directors;

     (b) The Seller shall not engage in any joint activity or transaction of any kind with or for the benefit of any related company, including loans to or from any related company and any guarantee of the indebtedness of any related company, except for (i) purchasing management services and leasing office space or equipment, in each case only to the extent necessary for the conduct of the corporation's business, (ii) purchasing assets or subordinate interests in any pool of assets created or serviced by one or more related companies for fair and reasonable consideration, (iii) payment of capital dividends to the shareholders, (iv) arranging for letters of credit to be provided without recourse to the Seller beyond the extent contemplated in its Certificate of Incorporation by banks with which such related company maintains banking relationships and (v) obtaining any financial guaranty insurance policy without recourse to the Seller beyond the extent contemplated in its Certificate of Incorporation;

     (c) The Seller shall not create, incur, assume or in any manner become liable in respect of any indebtedness or assume or guaranty any indebtedness of any other entity, other than (i) indebtedness pursuant to which the Seller is liable solely to the extent contemplated by its Certificate of Incorporation,
(ii) accounts payable and expense accruals incurred in the ordinary course of business of the Seller and which are incidental to the business purpose of the Seller as stated in its Certificate of Incorporation, but excluding any liability in respect of the unpaid purchase price of any subordinate interest,
(iii) indebtedness without recourse to the Seller other than to the extent of any security interest in one or more residual or subordinate interests and (iv) indebtedness relating to the letters of credit or obligations arising out of a financial guaranty insurance policy described in (c) above;

     (d) The Seller shall not (i) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or consent to, or file a petition seeking, reorganization or relief under applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Seller or a substantial part of its property, or make any assignment for the benefit of creditors, (ii) admit in writing its inability to pay its debts generally as they become due, or (iii) take corporate action in furtherance of any such action; and

     (e) The Seller shall: (i) maintain books and records separate from any other person or entity; (ii) maintain its accounts separate from any other person or entity; (iii) not commingle assets with those of any other entity;
(iv) conduct its own business in its own name; (v) maintain separate financial statements; (vi) pay its own liabilities out of its own funds; (vii) observe all corporate formalities; (viii) maintain an arm's-length relationship with each related company; (ix) pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations;
(x) not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others; (xi) not acquire obligations or securities of its shareholders; (xii) allocate fairly and reasonably any overhead for shared office space; (xiii) use separate stationery, invoices and checks; (xiv) not pledge its assets for the benefit of any other entity or make any loans or advances to any entity; (xv) hold itself out as a separate entity; (xvi) correct any known misunderstanding regarding its separate identity; and (xvii) maintain adequate capital in light of its contemplated business operations.

     SECTION 6.4. LIMITATION ON LIABILITY OF SELLER AND OTHERS. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     SECTION 6.5. SELLER MAY OWN CERTIFICATES. Each of the Seller and any Affiliate of the Seller may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof. Certificates so owned by or pledged to the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates except as otherwise provided herein or by the definition of Certificateholder. The Seller shall notify the Trustee promptly after it or any of its Affiliates become the owner or pledgee of a Certificate.

                                   ARTICLE VII

                        THE SERVICER AND BACKUP SERVICER

     SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF SERVICER. The Servicer hereby makes the following representations and warranties to the other parties hereto, on which the Trustee on behalf of itself and the Certificateholders relies in accepting the Receivables in trust and executing and authenticating the Certificates. Unless otherwise specified, the representations and warranties are made as of the Closing Date and shall survive the sale, transfer and assignment of the Receivables to the Trustee.

     (a) ORGANIZATION AND GOOD STANDING. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and service the Receivables and to enter into and perform its obligations under this Agreement and each of its Related Documents.

     (b) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualifications, licenses or approvals.

     (c) POWER AND AUTHORITY. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

     (d) BINDING OBLIGATION. This Agreement has been duly executed and delivered by the Servicer and constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) NO VIOLATION. The execution, delivery and performance by the Servicer of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof as each of the foregoing relate to the Servicer shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound or to which any of its properties is subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), nor violate any law, order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any its properties, or in any way materially adversely affect the interest of the Certificateholders or the Trust in any Receivable, or affect the Servicer's ability to perform its obligations under this Agreement.

     (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (1) asserting the invalidity of this Agreement, (2) seeking to prevent the consummation of any of the transactions contemplated by this Agreement as the same relate to the Servicer, (3) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, (4) relating to the Servicer and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates, or (5) that could have a material adverse effect on the Receivables or the Trust Property.

     (g) NO CONSENTS. No consent, approval, license, authorization or order of or declaration or filing with any governmental authority, bureau or agency is required for the consummation of the other transactions contemplated by this Agreement as the same relate to the Servicer, except such as have been duly made or obtained.

     (h) TAXES. The Servicer has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

     (i) CHIEF EXECUTIVE OFFICE. The principal place of business and chief executive office of the Servicer is, and for the four months preceding the date of this Agreement has been, located at 7711 Center Avenue, Suite 100, Huntington Beach, California.

     (j) NO INJUNCTIONS. There are no existing injunctions, writs, restraining orders or other similar orders which might adversely affect the performance by the Servicer or its obligations under, or the validity and enforceability of, this Agreement.

     (k) COMPLIANCE WITH LAW. The Servicer is in compliance with all requirements of federal and state laws, rules, regulations and orders, except where the failure so to comply would not have a material adverse effect on the Servicer, its business or its properties, or the ability of the Servicer to perform its obligations under this Agreement.

     SECTION 7.2. INDEMNITIES OF SERVICER. (a) The Servicer shall be liable hereunder only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and the representations made by the Servicer herein.

     (b) The Servicer shall defend, indemnify, and hold harmless the Trustee, the Backup Servicer, the Collateral Agent, the Seller, their respective officers, directors, agents and employees, the Trust and the Certificateholders from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership, or operation by the Servicer or any Affiliate or agent thereof of a Financed Vehicle.

     (c) The Servicer shall defend, indemnify and hold harmless the Trustee, the Backup Servicer, the Collateral Agent, the Seller, their respective officers, directors, agents and employees, the Trust and the Certificateholders from and against any taxes (other than franchise and income taxes other than income taxes imposed on the Trust) that may at any time be asserted against the Trustee, the Backup Servicer, the Collateral Agent, the Trust, the Seller or the Certificateholders, with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes and costs and expenses in defending against the same.

     (d) The Servicer shall defend, indemnify, and hold harmless the Trustee, the Backup Servicer, the Collateral Agent, the Seller, their respective officers, directors, agents and employees, the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, fines, forfeitures, legal fees and related costs, judgments and liabilities to the extent that such cost, expense, loss, claim, damage, fine, forfeiture, legal fee, related cost, judgment or liability arose out of, or was imposed upon the Trustee, the Backup Servicer, the Collateral Agent, the Seller, the Trust or the Certificateholders through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement or because of a breach of any representation in SECTION 7.1 hereof.

     (e) For purposes of this Section, in the event of the termination of the rights and obligations of a Servicer (or any successor thereto pursuant to SECTION 7.3) as Servicer pursuant to SECTION 8.2, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to SECTION 8.3. The provisions of this SECTION 7.2(d) shall in no way affect the survival pursuant to SECTION 7.2(e) of the indemnification by the Servicer provided by
SECTION 7.2(a), (b), (c) or (d).

     (f) Indemnification under this SECTION 7.2 shall survive the termination of this Agreement and any resignation or removal of Triad as Servicer or any successor Servicer and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made full indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

     SECTION 7.3. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER OR BACKUP SERVICER. (a) The Servicer shall not merge or consolidate with any other Person or, other than sales of assets in its ordinary course of business, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business or its duties hereunder unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer, as determined by the Trustee, and shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any Person (i) into which the Servicer may be merged or consolidated,
(ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and making representations substantially equivalent to those made by the Servicer hereunder and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any proposed merger, consolidation or succession pursuant to this SECTION 7.3(a) to the Seller, the Backup Servicer, the Trustee, the Rating Agency and the Certificateholders. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii), (iii) and (iv) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to SECTION 7.1 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction),
(y) the Servicer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this SECTION 7.3(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Trustee an Opinion of Counsel stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

     (b) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation under this Agreement.

     SECTION 7.4. LIMITATION ON LIABILITY OF SERVICER, BACKUP SERVICER AND OTHERS. Neither the Servicer, the Backup Servicer nor any of the directors or officers or employees or agents of the Servicer or Backup Servicer shall be under any liability to the Seller, the Trust or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect the Servicer, the Backup Servicer or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith, or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement or any violation of law, or the inaccuracy of any representation made, by the Servicer, Backup Servicer or such Person, as the case may be; and, PROVIDED, FURTHER, that this provision shall not affect any liability to indemnify the Trustee for costs, expenses, claims, liabilities, losses or damages paid by the Trustee in its individual capacity. The Servicer, the Backup Servicer and any director or officer or employee or agent of the Servicer or the Backup Servicer may reasonably rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

     Except as provided in this Agreement, neither the Servicer nor the Backup Servicer shall be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability.

     Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligation hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer (however, in the event the Backup Servicer shall have knowledge of the Servicer's failure to perform its duties as required in this Agreement, the Backup Servicer shall promptly notify the Trustee and the Initial Certificateholder of such failure). The Backup Servicer shall have no liability for any action taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

     The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder (unless as a result of the Backup Servicer's failure to perform its duties as required therein), or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability.

     The Backup Servicer will not be responsible for delays attributable to the Servicer's failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Backup Servicer.

     The Backup Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Backup Servicer acting in accordance with the terms of this Agreement and in accordance with information prepared or supplied by a Person other than the Backup Servicer or the agent of the Backup Servicer or the failure of any such Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Seller, or the Trustee (if the Person acting in such capacity is other than the Person acting as Backup Servicer) or for any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than the Trustee if the Person acting as Trustee and Backup Servicer is one and the same) or (ii) which is due to or results from the invalidity, unenforceability of any Receivable with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Receivable.

     SECTION 7.5. SERVICER AND BACKUP SERVICER NOT TO RESIGN. Subject to the provisions of SECTION 7.3, neither the Servicer nor the Backup Servicer may resign from the obligations and duties hereby imposed on it as Servicer or Backup Servicer, as the case may be, under this Agreement except upon determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or the Backup Servicer, as the case may be. Notice of any such determination permitting the resignation of the Servicer or the Backup Servicer, as the case may be, shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation of the Servicer shall become effective until the Backup Servicer or other successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with
SECTION 8.3. No such resignation of the Backup Servicer shall become effective until the Trustee or an entity appointed by the Trustee acceptable to a Certificate Majority shall have assumed the responsibilities of the Backup Servicer; PROVIDED, HOWEVER, that if no such entity shall have assumed such responsibilities and obligations of the Backup Servicer within 60 days of the resignation of the Backup Servicer, the Backup Servicer may petition a court of competent jurisdiction for the appointment of a successor to the Backup Servicer. No resignation of the Servicer or the Backup Servicer shall relieve the Servicer or the Backup Servicer, as the case may be, of any liability to which it has previously become subject under this Agreement or any Related Document.

     SECTION 7.6. REPRESENTATIONS AND WARRANTIES OF BACKUP SERVICER. The Backup Servicer hereby makes the following representations and warranties to the other parties hereto, on which the Trustee on behalf of itself and the Certificateholders relies in accepting the Receivables in trust and executing and authenticating the Certificates. Unless otherwise specified, the representations and warranties are made as of the Closing Date and shall survive the sale, transfer and assignment of the Receivables to the Trustee.

     (a) ORGANIZATION AND GOOD STANDING. The Backup Servicer has been duly organized and is validly existing as a New York banking corporation in good standing under the laws of the State of New York, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to service the Receivables and to enter into and perform its obligations under this Agreement and each of its Related Documents.

     (b) DUE QUALIFICATION. The Backup Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables) requires or shall require such qualifications, licenses or approvals.

     (c) POWER AND AUTHORITY. The Backup Servicer has the power and authority to execute and deliver this Agreement and each of its Related Documents has been duly executed and delivered by the Backup Servicer, and to carry out its terms; and the execution, delivery, and performance of this Agreement and each of its Related Documents have been duly authorized by the Backup Servicer by all necessary corporate action.

     (d) BINDING OBLIGATION. This Agreement and each of its Related Documents constitutes a legal, valid and binding obligation of the Backup Servicer enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) NO VIOLATION. The execution, delivery and performance by the Backup Servicer of this Agreement and each of its Related Documents, and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or by-laws of the Backup Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Backup Servicer is a party or by which it is bound or to which any of its properties is subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), nor violate any law, order, rule, or regulation applicable to the Backup Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Backup Servicer or any its properties, or in any way materially adversely affect the interest of the Certificateholders or the Trust in any Receivable, or affect the Backup Servicer's ability to perform its obligations under this Agreement.

     (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the Backup Servicer's knowledge, threatened against the Backup Servicer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Backup Servicer or its properties:
(A) asserting the invalidity of this Agreement or any of its Related Documents,
(B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of its Related Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Backup Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of its Related Documents, (D) relating to the Backup Servicer and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates, or (E) that could have a material adverse effect on the Receivables or the Trust Property.

     (g) NO CONSENTS. No consent, approval, license, authorization or order of or declaration or filing with any governmental authority, bureau or agency is required for the consummation of the other transactions contemplated by this Agreement or any of the Backup Servicer's Related Documents, except such as have been duly made or obtained.

     (h) TAXES. The Backup Servicer has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

     (i) NO INJUNCTIONS. There are no existing injunctions, writs, restraining orders or other similar orders which might adversely affect the performance by the Backup Servicer or its obligations under, or the validity and enforceability of, this Agreement.

     (j) COMPLIANCE WITH LAW. The Backup Servicer is in compliance with all requirements of federal and state laws, rules, regulations and orders, except where the failure so to comply would not have a material adverse effect on the Backup Servicer, its business or its properties, or the ability of the Backup Servicer to perform its obligations under this Agreement.

     SECTION 7.7. DUTIES OF BACKUP SERVICER. (a) The Backup Servicer hereby agrees, on the date (the "ASSUMPTION DATE") specified in the written notice to the Backup Servicer from the Trustee of the termination of the rights and obligations of the Servicer pursuant to SECTION 8.2 hereof or the resignation of the Servicer pursuant to SECTION 7.5 hereof, and without any further notice, to assume the obligations of the Servicer hereunder, to be the successor in all respects to the Servicer and to be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the Servicer. From and after the Assumption Date, the Backup Servicer shall be entitled to all of the rights granted to the Servicer by the terms and provisions of this Agreement.

     (b) Notwithstanding the Backup Servicer's assumption of, and its agreement to perform and observe, all duties, responsibilities and obligations of the Servicer under this Agreement arising on and after the Assumption Date, the Backup Servicer shall not be deemed to have assumed or to become liable for, or otherwise have any liability for, any duties, responsibilities, obligations or liabilities of the Servicer arising on or before the Assumption Date, whether provided for by the terms of this Agreement, arising by operation of law or otherwise, including, without limitation, any liability for any duties, responsibilities, obligations or liabilities of the Servicer arising on or before the Assumption Date regardless of when the liability, duty, responsibility or obligation of the Servicer arose, whether provided by the terms of this Agreement, arising by operation of law or otherwise.

     (c) Up to but not including the Assumption Date, the Backup Servicer shall be paid the Backup Servicing Fee, as provided in SECTION 4.5 of this Agreement, for services rendered hereunder on each Distribution Date.

     (d) On each Distribution Date following the Assumption Date, the Backup Servicer shall be entitled to the Servicing Fee.

     (e) The Backup Servicer agrees to execute, acknowledge and deliver from time to time all such further instruments and documents and to take all reasonable actions as the Trustee may from time to time request to better assure the Trustee and to preserve the rights and obligations created hereunder.

                                  ARTICLE VIII

                           SERVICER TERMINATION EVENTS

     SECTION 8.1. SERVICER TERMINATION EVENTS. For purposes of this Agreement, each of the following shall constitute a "SERVICER TERMINATION EVENT":

     (a) Any failure by the Servicer to deliver to the Trustee for distribution to Certificateholders or deposit in the Reserve Account any proceeds or payment required to be so delivered under the terms of the Certificates or this Agreement (including deposits of the Purchase Amount pursuant to SECTION 2.6 and SECTION 3.7) that continues unremedied for a period of two Business Days (or one Business Day with respect to payment of Purchase Amounts) after the date such payment is due;

     (b) Failure by the Servicer to deliver to the Trustee (i) any Servicing Certificate required by SECTION 3.9, (ii) any annual statement as to compliance pursuant to SECTION 3.10, in each case within five (5) Business Days after the date such certificate is required to be delivered and (iii) any Accountant's Report pursuant to SECTION 3.11;

     (c) Failure on the part of the Servicer to observe its covenants and agreements set forth in SECTION 7.3(a) or repudiation by the Servicer of any of its covenants and agreements in this Agreement;

     (d) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which failure continues unremedied for a period of 30 days after the earlier of the date on which (i) it obtains actual knowledge of such failure and (ii) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or Certificateholders evidencing not less than [ ]% of the Certificate Balance;

     (e) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days;

     (f) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing;

     (g) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust and, within 30 days after the earlier of the date on which (i) it obtains actual knowledge of such inaccuracy and (ii) written notice thereof shall have been given to the Servicer by the Trustee the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; and

     (h) The occurrence of a Servicer Termination Trigger Event that has not been Deemed Cured.

     SECTION 8.2. CONSEQUENCES OF A SERVICER TERMINATION EVENT. If a Servicer Termination Event shall occur and be continuing, any of the Trustee or the Holders of Certificates evidencing not less than a Certificate Majority, by notice given in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement; PROVIDED, HOWEVER, that no termination shall relieve the Servicer of any liability to which it has previously become subject under this Agreement. Upon receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Certificates or the Trust Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer; and, PROVIDED, FURTHER, that the Backup Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the Backup Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the prior Servicer. Each successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the prior Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the other Trust Property and the applicable Related Documents to show the Trustee as lienholder or secured party on the related Lien Certificates, or otherwise. The prior Servicer agrees to cooperate with the Backup Servicer in effecting the termination of the responsibilities and rights of the prior Servicer under this Agreement, including, without limitation, the transfer to the Backup Servicer for administration by it of all cash amounts that shall at the time be held by the prior Servicer for deposit, or have been deposited by the prior Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the Backup Servicer of all Receivable Files and a computer tape in readable form containing all information necessary to enable the Backup Servicer or a successor Servicer to service the Receivables and the other Trust Property. The Servicer shall, if requested, cooperate with the successor Servicer in the establishment of a new Lockbox Account pursuant to SECTION 3.2(e) hereof. The Trustee and the Backup Servicer may set off and deduct any amounts owed by the terminated Servicer from any amounts payable to the terminated Servicer pursuant to this Agreement. The terminated Servicer shall grant the Trustee and the Backup Servicer reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

     SECTION 8.3. APPOINTMENT OF SUCCESSOR. (a) On and after (i) the time the Servicer receives a notice of termination pursuant to SECTION 8.2 or (ii) upon the resignation of the Servicer pursuant to SECTION 7.5, the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement; PROVIDED, HOWEVER, that the Backup Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession or for any breach by the Servicer of any of its representations and warranties contained in this Agreement or in any of its Related Documents. The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under SECTION 8.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

     (b) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under the Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed for any reason, a Certificate Majority and such successor Servicer may agree on additional compensation to be paid to such successor Servicer. In addition, any successor Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Servicer, such expenses to be paid by the outgoing Servicer.

     SECTION 8.4. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agency.

     SECTION 8.5. ACTION UPON CERTAIN FAILURES OF THE SERVICER. If either the Seller or the Backup Servicer shall obtain actual knowledge of any Servicer Termination Event or event but for the lapse of time or the giving of notice, or both, would constitute a Servicer Termination Event, it shall be obligated to notify promptly the Trustee and the Rating Agency of such occurrence or circumstance. In the event a Trustee Officer of the Trustee shall have received such notice (or any comparable notice from the Servicer or by a Certificateholder) or otherwise obtained actual knowledge of any failure of the Servicer specified in SECTION 8.1 which would give rise to a right of termination under such Section upon the Servicer's failure to remedy the same after notice, the Trustee shall give prompt notice thereof to the Servicer, the Rating Agency and the Certificateholders. The Trustee shall be under no duty or obligation to investigate or inquire as to any potential failure of the Servicer specified in SECTION 8.1.

     SECTION 8.6. WAIVER OF PAST DEFAULTS. A Certificate Majority may, on behalf of all Holders of all Certificates, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   ARTICLE IX

                                   THE TRUSTEE

     SECTION 9.1. DUTIES OF TRUSTEE. (a) Subject to paragraph (c) of this
SECTION 9.1, the Trustee, in its capacity as trustee, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement with the same degree of skill and care as a prudent person would exercise under the circumstance in the conduct of such Person's own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Seller hereunder.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith or willful misfeasance; PROVIDED, HOWEVER, that:

          (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Trustee Officer, unless it shall be proven that the Trustee shall have been negligent in performing its duties in accordance with the terms of this Agreement; and

          (iii) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

     (d) Notwithstanding any other provision of this Agreement, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder (unless as a result of the Trustee's failure to perform its duties as required herein), or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee, shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     (e) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in this Agreement, or of any failure by the Seller to comply with the obligations of the Seller in this Agreement, unless a Trustee Officer obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or the Seller, as the case may be, or the Holders of Certificates evidencing not less than [ ]% of the Certificate Balance.

     (f) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or Financed Vehicle or to impair the value of any Receivable or Financed Vehicle. All information obtained by the Trustee regarding the Obligors and the Receivables, whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by the Trustee in confidence and shall not be disclosed to any other Person, unless such disclosure is required by this Agreement or any applicable law or regulation.

     (g) Except as expressly provided in this Agreement and without limiting the generality of this Section 9.1, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund from funds available in the Collection Account, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

     SECTION 9.2. TRUSTEE'S CERTIFICATE. On or as soon as practicable after each Distribution Date on which Receivables shall be assigned to the Seller or the Servicer, as applicable, pursuant to this Agreement, based on amounts deposited to the Collection Account, notices received pursuant to this Agreement and the information contained in the Servicing Certificate for the related Collection Period, identifying the Receivables purchased by the Seller pursuant to SECTION
2.6 or 10.2 or purchased by the Servicer pursuant to SECTION 2.9, 3.7 or 10.2, the Trustee shall execute a Trustee's Certificate (in the form of EXHIBIT E-1 or E-2, as applicable), and shall deliver such Trustee's Certificate, accompanied by a copy of the Servicing Certificate for such Collection Period to the Seller or the Servicer, as the case may be. The Trustee's Certificate submitted with respect to such Distribution Date shall operate, as of such Distribution Date, as an assignment, without recourse, representation, or warranty, to the Seller or the Servicer, as the case may be, of all the Trustee's right, title, and interest in and to such repurchased Receivable, and all security and documents relating thereto, such assignment being an assignment outright and not for security. In addition, the Trustee shall execute and deliver additional documents and releases as necessary for the release of the Trustee's right, title and interest in and to such Repurchased Receivable.

     SECTION 9.3. CERTAIN MATTERS AFFECTING TRUSTEE. Except as otherwise provided in SECTION 9.1:

     (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, Servicing Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) The Trustee may consult with counsel, and any written advice of counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such written advice of counsel or Opinion of Counsel;

     (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct, or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; PROVIDED, HOWEVER, that the Trustee shall, upon the occurrence of a Servicer Termination Event (that shall not have been cured or waived), exercise the rights and powers vested in it by this Agreement with reasonable care and skill;

     (d) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than [ ]% of the Certificate Balance; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to it against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Person making such request or, if paid by the Trustee, shall be reimbursed by the Person making such request upon demand, unless a Servicer Termination Event shall have occurred and is continuing, in which case such reasonable expenses shall be paid by the Servicer; PROVIDED, HOWEVER, if Triad shall no longer be the Servicer, such expenses shall be paid by the requesting party. Nothing in this clause (d) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors;

     (e) The Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Trustee shall not be responsible for any misconduct or negligence of any such agent or attorney appointed with due care by it hereunder. The Trustee shall not be responsible for any misconduct or negligence attributable to the acts or omissions of the Servicer;

     (f) The Trustee may conclusively rely, as to factual matters relating to the Seller or the Servicer, on an Officer's Certificate of the Seller or Servicer, respectively;

     (g) The Trustee shall not be required to take any action or refrain from taking any action under this Agreement, or any Related Documents referred to herein, nor shall any provision of this Agreement, or any such related document be deemed to impose a duty on the Trustee to take action, if the Trustee shall have been advised by counsel that such action is contrary to (i) the terms of this Agreement, (ii) any such related document or (iii) law; and

     (h) The Trustee shall not be personally liable for any taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

     SECTION 9.4. TRUSTEE NOT LIABLE FOR CERTIFICATES OR RECEIVABLES. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the execution and authentication of the Certificates) or of any Receivable or related document, except to the extent otherwise expressly provided herein. The Trustee shall at no time (except during such time, if any, as it is acting as successor Servicer) have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficiency of the Trust or its ability to generate the payments to be distributed to

Certificateholders under this Agreement, including, without limitation, the existence, condition, location and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence of any Receivable or any computer or other record thereof (it being understood that the Trustee has not reviewed and does not intend to review such matters, the sole responsibility for such review being vested in the Seller and the Servicer as applicable); the completeness of any Receivable; the receipt by the Servicer of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller and the Servicer with any covenant or the breach by the Seller and the Servicer of any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by or at the direction of the Servicer or any loss resulting therefrom (it being understood, however, that the Trustee shall remain responsible for any Trust Property that it may hold directly); the acts or omissions of the Seller, the Servicer, or any Obligor; any action of the Servicer taken in the name of the Trustee; the accuracy, content or completeness of any offering documents used in connection with the sale of the Certificates or any action by the Trustee taken at the instruction of the Servicer, the Seller or the Certificateholders holding the requisite percentage of Certificates; PROVIDED, HOWEVER, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement in accordance with the standard of care set forth in SECTION 9.1 hereof, whether as Trustee or as successor Servicer. It is expressly understood and agreed by the parties hereto that (a) this Agreement and the Certificates are executed and delivered by [ ], not individually or personally but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, and (b) under no circumstances shall [ ] be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement and the Certificates. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables prior to the time such funds are deposited in the Collection Account.

     SECTION 9.5. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

     SECTION 9.6. INDEMNITY OF TRUSTEE. The Seller and the Trustee hereby agree that the Trustee shall be entitled to the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement of the Trustee. To the extent not covered by Article VII, the Seller shall indemnify, defend, and hold harmless the Trustee and the Backup Servicer, and their respective officers, directors, employees and agents, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance of the performance of the trusts and duties contained in this Agreement, except to the extent that such cost, expense, loss, claim, damage or liability is due to the bad faith or negligence (except for errors in judgment) of the Trustee or the Backup Servicer, respectively. Such indemnity shall be made from the Seller's own funds and not from any Trust Property or the Reserve Account. In addition, the Seller in SECTION 6.2 has agreed to indemnify the Trustee with respect to certain matters, the Servicer in
SECTION 7.2 has agreed to indemnify the Trustee with respect to certain matters, and the Certificateholders in their individual capacity under SECTION 9.3(c) or
(d) may agree to indemnify the Trustee under certain circumstances.

     SECTION 9.7. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee under this Agreement shall at all times be organized and doing business under the laws of the United States of America; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having a rating, both with respect to long-term and short-term unsecured obligations, of not less than investment grade by the Rating Agency. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this SECTION 9.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
SECTION 9.7, the Trustee shall resign immediately in the manner and with the effect specified in SECTION 9.8.

     SECTION 9.8. RESIGNATION OR REMOVAL OF TRUSTEE. (a) Subject to the provisions of subsection (c) of this SECTION 9.8, the Trustee and the Collateral Agent may at any time resign and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Servicer and the Seller, and resignation of discharge of the Trustee shall result in resignation or discharge of the Collateral Agent. Upon receiving such notice of resignation, the Seller, with the prior written consent of a Certificate Majority, shall promptly appoint a successor Trustee and Collateral Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and Collateral Agent, one copy to the successor Trustee and Collateral Agent and one copy to the Rating Agency. If no successor Trustee or Collateral Agent shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee or Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee or Collateral Agent.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of SECTION 9.7 and shall fail to resign after written request therefor by the Seller, or if at any time the Trustee shall be unable to act, or shall be adjudged bankrupt or insolvent, or a receiver, conservator or liquidator of the Trustee, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller or a Certificate Majority may remove the Trustee. A Certificate Majority may also remove the Trustee at any time with cause by written request to the Trustee by the Certificate Majority with a copy to the Seller. If the Trustee shall be removed under the authority of the immediately preceding two sentences, the Seller, with the prior written consent of a Certificate Majority, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or so removed and one copy to the successor Trustee, and pay all fees and expenses owed to the outgoing Trustee. A copy of such notice shall be furnished promptly to the Rating Agency.

     (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this SECTION 9.8 shall not become effective until acceptance of appointment by the successor Trustee pursuant to SECTION 9.9 and payment of all fees and expenses owed to the outgoing Trustee. The Seller shall provide prompt notice of such resignation or removal of the Trustee to the Rating Agency.

     (d) The retiring Trustee shall not be liable for the acts or omissions of any successor Trustee.

     (e) All reasonable fees, charges and expenses shall be paid to the retiring Trustee upon the appointment of a successor Trustee pursuant to SECTION 9.9.

     SECTION 9.9. SUCCESSOR TRUSTEE. (b) Any successor Trustee appointed as provided in SECTION 9.8 shall execute, acknowledge and deliver to the Servicer, the Seller and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance (except as provided below), shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee; but, on request of the Seller or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor Trustee, the Seller, on behalf of the Trust, shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement or any Related Document; and the predecessor Trustee and the other parties to such Related Documents shall amend any related document to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this SECTION 9.9 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of SECTION 9.7. Upon acceptance of appointment by a successor Trustee as provided in this SECTION 9.9, the Seller shall mail notice by first-class mail of the successor of such Trustee and the address of the successor Trustee's Corporate Trust Office under this Agreement, to the Rating Agency, and all Holders of Certificates at their addresses as shown in the Certificate Register. If the Seller fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Seller.

     SECTION 9.10. MERGER OR CONSOLIDATION OF TRUSTEE. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible pursuant to SECTION 9.7, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the Trustee shall mail notice of such merger or consolidation to the Rating Agency and the Certificateholders.

     SECTION 9.11. CO-TRUSTEE; SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Seller and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this SECTION 9.11, such powers, duties, obligations, rights, and trusts as the Seller and the Trustee may consider necessary or desirable. If the Seller shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to SECTION 9.7, except that the co-trustee or its parent shall comply with the rating requirements set forth therein, and no notice of a successor Trustee pursuant to SECTION 9.9 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to SECTION 9.9.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or, as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) The Servicer and the Trustee acting jointly may, at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the other then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement, and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 9.12. REPRESENTATIONS AND WARRANTIES OF TRUSTEE, AND COLLATERAL AGENT. Each of the Trustee, and the Collateral Agent hereby makes the following representations and warranties with respect to itself as of the date of this Agreement on which the Seller and the Certificateholders shall rely:

     (a) it is a New York banking corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

     (b) it has full power, authority and legal right to execute, deliver and perform this Agreement and its Related Documents, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and its Related Documents;

     (c) the execution, delivery and performance by it of this Agreement and its Related Documents (i) do not violate any provision of any law or regulation governing the banking and trust powers of it or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to it or any of its assets, (ii) do not violate any provision of its corporate charter or by-laws, or (iii) to the best of its knowledge do not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any of the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking other than this Agreement to which it is a party;

     (d) the execution, delivery and performance by it of this Agreement and its Related Documents do not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating its banking and corporate trust activities; and

     (e) this Agreement and its Related Documents has been duly executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     SECTION 9.13. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

     SECTION 9.14. SUIT FOR ENFORCEMENT. If a Servicer Termination Event shall occur and be continuing, the Trustee, in its discretion may (but shall have no duty or obligation so to proceed), subject to the provisions of SECTION 9.1, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

     SECTION 9.15. APPOINTMENT OF CUSTODIANS. The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Trust Property as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. The Trustee shall be liable for the fees of any Custodian appointed hereunder. Each Custodian shall be a depository institution subject to supervision by federal or state authority and shall be qualified to do business in the jurisdiction in which it holds any Trust Property. Each Custodial Agreement may be amended only as provided in
Section 11.1.

                                    ARTICLE X

                                   TERMINATION

     SECTION 10.1. TERMINATION OF THE TRUST. (c) The respective obligations and responsibilities of the Seller, the Servicer, the Backup Servicer and the Trustee created by this Agreement and the Trust created by this Agreement shall terminate upon the earlier of (i) the latest of (A) the payment in full at maturity or other liquidation of the last Receivable (including the purchase by the Seller or the Servicer at its option of the corpus of the Trust as described in SECTION 10.2) and the subsequent distribution to Certificateholders pursuant to SECTION 4.5 of the amount required to be deposited pursuant to SECTION 10.2 or (B) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the expiration of any preference period related thereto and the disposition of all property held as part of the Trust; and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James, living on the date of this Agreement. The Servicer or Seller, as applicable, shall promptly notify the Trustee and the Rating Agency of any prospective termination pursuant to this
SECTION 10.1.

     (b) Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating (A) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment, and (C) if applicable, that the Record Date otherwise applicable to such Distribution Date is not applicable, payments shall be made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to SECTION 4.5. Notwithstanding the foregoing, if on the Distribution Date upon which final payment of the Certificates is to be made, there are only five or less initial Certificateholders of record, the amounts distributable to such initial Certificateholders pursuant to SECTION 4.5 will be paid on the final Distribution Date by wire transfer or check as set forth in SECTION 4.5(d), and each such initial Certificateholder shall present and surrender its Certificates at the office of the Trustee designated in the notice referred to above as promptly as practicable after such Distribution Date.

     (c) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee shall take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement or, if none, from such Certificateholders.

     SECTION 10.2. OPTIONAL PURCHASE OF ALL RECEIVABLES. On the last day of any Collection Period as of which the Pool Balance shall be less than or equal to ten percent (10%) multiplied by the Cutoff Date Pool Balance, the Seller may at its option, and if such option is not exercised, the Servicer may at its option, purchase the corpus of the Trust; PROVIDED, HOWEVER, that the Seller or the Servicer, as applicable, may not effect any such purchase unless the Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option the Seller or the Servicer, as applicable, shall deposit pursuant to SECTION 4.4 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including any Liquidated Receivables not previously deposited), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Seller or the Servicer, as applicable, the Trustee, and the Initial Certificateholder, and shall succeed to all interests in and to the Trust. Such deposit shall be allocated and paid as set forth in SECTION 4.5 hereof. The fees and expenses related to such appraisal shall be paid by the party exercising the option to purchase.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.1. AMENDMENT.

     (a) This Agreement may be amended from time to time by the Seller, the Servicer, the Trustee, the Backup Servicer and the Collateral Agent with the consent (which consent of any Certificateholder given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate) of the Holders of a Certificate Majority for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of the Certificates; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate or change the Class A Pass-Through Rate, the Pass-Through Rate or the Class C Pass-Through Rate without the consent of each Certificateholder affected thereby, (ii) reduce the aforesaid percentage of the Class A Certificate Balance, the Certificate Balance or the Class C Certificate Balance required to consent to any such amendment, without the consent of the Holders of all Certificates of the applicable Class then outstanding, (iii) result in a downgrade or withdrawal of the then current rating of any Class of Certificates by the Rating Agency without the consent of each Certificateholder, or (iv) change the Reserve Account Requirement without the consent of each Certificateholder and the Rating Agency. This Agreement may be amended from time to time by the Seller, the Servicer, the Trustee and the Collateral Agent, without the consent of the Certificateholders, to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or make any other provisions with respect to matters or questions arising under this Agreement which are not inconsistent with the provisions of this Agreement; provided that such action will not, in the opinion of counsel satisfactory to the Trustee, which opinion shall not be delivered at the expense of the Trustee, materially and adversely affect the interest of any Certificateholder.

     (b) Prior to the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to the Rating Agency. Prior to the execution of any such amendment or consent, the Trustee shall furnish a true copy of such amendment or consent to each Certificateholder.

     (c) The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (d) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 11.2. PROTECTION OF TITLE TO TRUST. (a) The Seller or the Servicer or both shall take or cause to be taken such actions and execute and file such documents and instruments including without limitation, financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law (or deemed reasonably necessary by a Certificate Majority) fully to preserve, maintain and protect the interest of the Certificateholders, the Trust and the Trustee under this Agreement in the Trust Property and in the proceeds thereof against all other Persons. The Seller shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) The Seller shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trustee at least 60 days' prior written notice thereof, shall have promptly filed appropriate amendments to all previously filed financing statements and continuation statements and shall have delivered an Opinion of Counsel (i) stating that, in the opinion of such counsel, all amendments to all previously filed financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and the other Trust Property, and reciting the details of such filings, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

     (c) The Seller shall give the Trustee at least 30 days' prior written notice of any relocation of its chief executive office or principal place of business if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, shall promptly file any such amendment and shall deliver an Opinion of Counsel (i) stating that, in the opinion of such counsel, all amendments to all previously filed financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and the other Trust Property, and reciting the details of such filings, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Servicer shall at all times maintain each office from which it services Receivables and its chief executive office and principal place of business within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trustee, the Servicer's master computer records (including any backup archives) that refer to any Receivable indicate clearly the interest of Triad Auto Receivables Trust 199[ ]-[ ] in such Receivable and that the Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable has been paid in full or repurchased by Triad, the Seller or the Servicer.

     (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Trust (unless such Receivable has been paid in full or repurchased by Triad, the Seller, the Seller or the Servicer).

     (g) The Servicer shall permit the Trustee, the Rating Agency, the Backup Servicer, the Seller and their respective agents, at any time during normal business hours, to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable or any other portion of the Trust Property in its possession; any Certificateholder shall be afforded the same rights as described in this clause (g), provided that such Certificateholder agrees to pay for its own fees and expenses incurred in such inspection, audit and making copies and abstracts.

     (h) The Servicer shall promptly furnish to the Trustee, the Backup Servicer and the Seller at any time upon reasonable prior request a list of all Receivables then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicing Certificates furnished before such request indicating removal of Receivables from the Trust. A copy of such list and reconciliation may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     (i) In the event any of the events described in SECTION 8.1(e) or (f) shall have occurred, or in the event Triad shall have been removed or replaced as Servicer for any reason, then Triad and/or the Servicer shall immediately cause, at the expense of Triad, each Certificate of Title for a Financed Vehicle to be marked to reflect the security interest of the Trustee in the Financed Vehicle, and Triad hereby appoints the Trustee its attorney-in-fact to effect such marking, and the Trustee hereby accepts such appointment. The appointment of the Trustee hereunder shall not operate to relieve Triad and/or the Servicer of its obligations to mark each certificate of title under this provision. Triad shall be liable for all costs, fees and expenses incurred under this SECTION 11.2(i).

     SECTION 11.3. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

     (b) No Certificateholder shall have any right to vote (except as specifically provided herein including in SECTION 11.1) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision of this Agreement.

     (c) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, (ii) the Holders of Certificates evidencing not less than [ ]% of the Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, (iii) the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (iv) during such 30-day period, no request or waiver inconsistent with such written request has been given to the Trustee pursuant to this Section or
SECTION 8.6; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under this Agreement except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this SECTION 11.3, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 11.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.5. SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(1) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(2) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN ANY INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 11.12 OR AT SUCH OTHER ADDRESS OF WHICH ALL OF THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

(4) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(5) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

    SECTION 11.6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION 11.7. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 11.8. ASSIGNMENT. Notwithstanding anything to the contrary contained in this Agreement, except as provided in SECTIONS 6.3 and 7.3 and as provided in the provisions of the Agreement concerning the resignation of the Servicer and the Backup Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of a Certificate Majority. The Assignor shall furnish prompt written notice of any proposed assignment to the Rating Agency.

     SECTION 11.9. CERTIFICATES NONASSESSABLE AND FULLY PAID. Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Trustee pursuant to SECTION 5.2 are and shall be deemed fully paid.

     SECTION 11.10. THIRD PARTY BENEFICIARIES. Except as otherwise specifically provided herein with respect to Certificateholders, the parties to this Agreement hereby manifest their intent that no third party shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

     SECTION 11.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterpart shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

     SECTION 11.12. NOTICES. All demands, notices and communications under this Agreement shall be in writing, and delivered (a) personally, (b) by certified mail, return receipt requested, (c) by Federal Express or similar overnight courier service or (d) by telecopy (with telephonic confirmation of receipt), and shall be deemed to have been duly given upon receipt (i) in the case of Triad or the Servicer, at the following address: One Pacific Plaza, 7711 Center Avenue, Suite 100, Huntington Beach, California 92647 (Telecopy: (714) 894-8617), (ii) in the case of the Seller, at the following address: 7711 Center Avenue, Suite 390, Huntington Beach, California 92647 (Telecopy: (714) 894-8617), (iii) in the case of the Trustee or the Collateral Agent, at the following address: [ ], (iv) in the case of the Backup Servicer, at the following address: [ ], and (v) in the case of the Rating Agency, at the following address: [ ], or at such other address as shall be designated by any such party in a written notice to each of the other parties. Any notice required or permitted to be mailed to a Certificateholder shall be given by Federal Express or similar overnight courier service, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given upon receipt by such Certificateholder.

     SECTION 11.13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee, the Backup Servicer, the Collateral Agent and the Certificateholders and their respective permitted successors and assigns, if any. Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind its successors and assigns.

     SECTION 11.14. NONPETITION COVENANT. Until the date that is one year plus one day shall have elapsed since the termination of the Trust, none of the Seller, the Servicer, the Trustee, the Backup Servicer, the Collateral Agent or any Holder of a Certificate shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust or the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Seller.

     IN WITNESS WHEREOF, the Seller, the Servicer, the Trustee, the Backup Servicer and the Collateral Agent have caused this Pooling and Servicing Agreement to be duly executed by their respective officers, effective as of the day and year first above written.


                               TRIAD FINANCIAL SPECIAL PURPOSE CORPORATION, as Seller

                               By:___________________________
                                  Name:
                                  Title:

                               By:___________________________
                                  Name:
                                  Title:

                               TRIAD FINANCIAL CORPORATION,
                               as Servicer

                               By:___________________________
                                  Name:
                                  Title:

                               [ ], as Trustee, Backup
                               Servicer and Collateral Agent

                               By:___________________________
                                  Name:
                                  Title:

                                   Schedule A


                             Schedule of Receivables

                                   Schedule B

                                       [ ]

                                TABLE OF CONTENTS


                                                                                                                Page

ARTICLE I
DEFINITIONS..................................................................................................     1

         SECTION 1.1.   Definitions..........................................................................     1

         SECTION 1.2.   Usage of Terms.......................................................................    17

         SECTION 1.3.   Section References...................................................................    17

         SECTION 1.4.   Limitation on Trust Fund Activities..................................................    17

         SECTION 1.5.   Calculations.........................................................................    17

         SECTION 1.6.   Action by or Consent of Certificateholders...........................................    17


ARTICLE II  THE TRUST AND TRUST PROPERTY.....................................................................    17

         SECTION 2.1.   Creation of Trust....................................................................    17

         SECTION 2.2.   Conveyance of Receivables............................................................    17

         SECTION 2.3.   Transfer Intended as Sale; Precautionary Security Interest; Tax Treatment............    18

         SECTION 2.4.   Acceptance by Trustee................................................................    19

         SECTION 2.5.   Representations and Warranties of Seller.............................................    20

         SECTION 2.6.   Repurchase Upon Breach...............................................................    23

         SECTION 2.7.   Conditions to Acceptance by Trustee..................................................    24

         SECTION 2.8.   Custody of Receivable Files..........................................................    25

         SECTION 2.9.   Collecting Lien Certificates Not Delivered on the Closing Date.......................    27


ARTICLE III  ADMINISTRATION AND SERVICING OF RECEIVABLES.....................................................    27

         SECTION 3.1.   Duties of Servicer...................................................................    27

         SECTION 3.2.   Collections; Modification and Amendment of Receivables; Lockbox Account..............    28

         SECTION 3.3.   Realization Upon Defaulted Receivables...............................................    30

         SECTION 3.4.   Insurance............................................................................    31

         SECTION 3.5.   Maintenance of Security Interests in Financed Vehicles...............................    31


                                                                                                                Page
         SECTION 3.6.   Additional Covenants of Servicer.....................................................    32

         SECTION 3.7.   Purchase of Receivables Upon Breach..................................................    32

         SECTION 3.8.   Servicing Fee, Additional Servicing Fee and Servicer Expenses........................    32

         SECTION 3.9.   Servicing Certificate................................................................    33

         SECTION 3.10.   Annual Statement as to Compliance; Notice of Default................................    33

         SECTION 3.11.   Annual Independent Certified Public Accountant's Report; Audited Financials.........    33

         SECTION 3.12.   Access to Certain Documentation and Information Regarding Receivables...............    34

         SECTION 3.13.   Monthly Tape; Verification of Servicing Certificate; Backup Servicer................    35

         SECTION 3.14.   Fidelity Coverage; Errors and Omissions Insurance...................................    36

         SECTION 3.15.   Delegation of Duties................................................................


ARTICLE IV  DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO CERTIFICATEHOLDERS.................................    36

         SECTION 4.1.   Collection Account...................................................................    36

         SECTION 4.2.   Reimbursement from the Collection Account............................................    37

         SECTION 4.3.   Application of Collections...........................................................    37

         SECTION 4.4.   Additional Deposits..................................................................    38

         SECTION 4.5.   Distributions........................................................................    38

         SECTION 4.6.   Net Deposits.........................................................................    41

         SECTION 4.7.   The Reserve Account..................................................................    41

         SECTION 4.8.   Statements to Certificateholders; Tax Returns........................................    42


ARTICLE V  THE CERTIFICATES..................................................................................    44

         SECTION 5.1.  The Certificates......................................................................    44

         SECTION 5.2   Authentication of Certificates........................................................    45

         SECTION 5.3.  Mutilated, Destroyed, Lost or Stolen Certificates.....................................    46


                                                                                                                Page

         SECTION 5.4.  Persons Deemed Owners.................................................................    46

         SECTION 5.5.  Access to List of Certificateholders' Names and Addresses.............................    46

         SECTION 5.6.  Maintenance of Office or Agency.......................................................


ARTICLE VI  THE SELLER.......................................................................................    47

         SECTION 6.1.  Representations of Seller.............................................................    47

         SECTION 6.2.  Liability of Seller; Indemnities......................................................    49

         SECTION 6.3.  Merger or Consolidation of, or Assumption of the Obligations of Seller,
         Amendment of Certificate of Incorporation and Certain Covenants of the Seller.......................    50

         SECTION 6.4.  Limitation on Liability of Seller and Others..........................................    51

         SECTION 6.5.  Seller May Own Certificates...........................................................


ARTICLE VII THE SERVICER AND BACKUP SERVICER.................................................................    51

         SECTION 7.1.  Representations and Warranties of Servicer............................................    51

         SECTION 7.2.  Indemnities of Servicer...............................................................    53

         SECTION 7.3.  Merger or Consolidation of, or Assumption of the Obligations..........................    54

         SECTION 7.4.  Limitation on Liability of Servicer, Backup Servicer and Others.......................    55

         SECTION 7.5.  Servicer and Backup Servicer Not to Resign............................................    56

         SECTION 7.6.  Representations and Warranties of Backup Servicer.....................................    57

         SECTION 7.7.  Duties of Backup Servicer.............................................................    58


ARTICLE VIII SERVICER TERMINATION EVENTS.....................................................................    59

         SECTION 8.1.  Servicer Termination Events...........................................................    59

         SECTION 8.2.  Consequences of a Servicer Termination Event..........................................    60

         SECTION 8.3.  Appointment of Successor..............................................................    61

         SECTION 8.4.  Notification to Certificateholders....................................................    62

         SECTION 8.5.  Action Upon Certain Failures of the Servicer..........................................    62

         SECTION 8.6.  Waiver of Past Defaults...............................................................    62



                                                                                                                Page

ARTICLE IX THE TRUSTEE.......................................................................................    62

         SECTION 9.1.  Duties of Trustee.....................................................................    62

         SECTION 9.2.  Trustee's Certificate.................................................................    64

         SECTION 9.3.  Certain Matters Affecting Trustee.....................................................    64

         SECTION 9.4.  Trustee Not Liable for Certificates or Receivables....................................    65

         SECTION 9.5.  Trustee May Own Certificates..........................................................    66

         SECTION 9.6.  Indemnity of Trustee..................................................................    66

         SECTION 9.7.  Eligibility Requirements for Trustee..................................................    67

         SECTION 9.8.  Resignation or Removal of Trustee.....................................................    67

         SECTION 9.9.  Successor Trustee.....................................................................    68

         SECTION 9.10.  Merger or Consolidation of Trustee...................................................    68

         SECTION 9.11.  Co-Trustee; Separate Trustee.........................................................    69

         SECTION 9.12.  Representations and Warranties of Trustee, and Collateral Agent......................    70

         SECTION 9.13.  Trustee May Enforce Claims Without Possession of Certificates........................    71

         SECTION 9.14.  Suit for Enforcement.................................................................    71

         SECTION 9.15.  Appointment of Custodians............................................................    71


ARTICLE X  TERMINATION.......................................................................................    71

         SECTION 10.1.  Termination of the Trust.............................................................    71

         SECTION 10.2.  Optional Purchase of All Receivables.................................................    72


ARTICLE XI...................................................................................................    73


MISCELLANEOUS PROVISIONS.....................................................................................    73

         SECTION 11.1.  Amendment............................................................................    73

         SECTION 11.2.  Protection of Title to Trust.........................................................    74

         SECTION 11.3.  Limitation on Rights of Certificateholders...........................................    76

         SECTION 11.4.  GOVERNING LAW........................................................................    76


                                                                                                                Page
         SECTION 11.5.  SUBMISSION TO JURISDICTION; WAIVERS..................................................    76

         SECTION 11.6.  WAIVER OF JURY TRIAL.................................................................    77

         SECTION 11.7.  Severability of Provisions...........................................................    77

         SECTION 11.8.  Assignment...........................................................................    77

         SECTION 11.9.  Certificates Nonassessable and Fully Paid............................................    78

         SECTION 11.10.  Third Party Beneficiaries...........................................................    78

         SECTION 11.11.  Counterparts........................................................................    78

         SECTION 11.12.  Notices.............................................................................    78

         SECTION 11.13.  Successors and Assigns..............................................................    78

         SECTION 11.14.  Nonpetition Covenant................................................................    78




SCHEDULES                                                            PAGE
  SCHEDULE A  - SCHEDULE OF RECEIVABLES..............................

  SCHEDULE B  - LOCATION OF RECEIVABLE FILES.........................

  SCHEDULE 4.8- FORM OF INFORMATION REQUEST..........................

EXHIBITS

  EXHIBIT A   - FORM OF CLASS A CERTIFICATE..........................

  EXHIBIT B   - FORM OF CLASS B CERTIFICATE..........................

  EXHIBIT C   - FORM OF CLASS C CERTIFICATE..........................

  EXHIBIT D   - FORM OF SERVICING CERTIFICATE........................

  EXHIBIT E-1 - FORM OF TRUSTEE'S CERTIFICATE (SELLER ASSIGNMENT)....

  EXHIBIT E-2 - FORM OF TRUSTEE'S CERTIFICATE (SERVICER ASSIGNMENT)..

  EXHIBIT F-1 - FORM OF TRUST RECEIPT................................

  EXHIBIT F-2 - FORM OF SERVICING OFFICER'S CERTIFICATE..............

  EXHIBIT G   - FORM OF COLLATERAL INSURANCE.........................

